Exhibit 4.4

ONESUBSEA LLC

RETIREMENT SAVINGS PLAN

As Adopted
Effective April 1, 2013

ONESUBSEA LLC
RETIREMENT SAVINGS PLAN

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ARTICLE VII VESTING		24
7.1.	Vesting in Basic, Supplemental, Matching, and Rollover/Transfer Accounts.	24
7.2.	Vesting in Retirement Contributions.	24
7.3.	Forfeitures.	24
7.4.	Election of Former Vesting Schedule.	25
7.5.	Vesting Service.	25
7.6.	Transfers.	26
7.7.	Loss and Reinstatement of Years of Vesting Service.	26
7.8.	Prior Plan Vesting and Forfeitures.	27
7.9.	Finality of Determinations.	27

ARTICLE VIII WITHDRAWALS WHILE EMPLOYED		28
8.1.	Withdrawals Prior to Age 59½.	28
8.2.	Withdrawals After Age 59½.	29
8.3.	Form of Withdrawals.	29
8.4.	Withdrawals of Prior Plan Amounts.	30
8.5.	No Restriction from Making Basic Contributions.	30

ARTICLE IX LOANS		31
9.1.	Eligibility for Loan.	31
9.2.	Maximum Loan.	31
9.3.	Loans from Prior Plan Amounts.	31

ARTICLE X DISTRIBUTION ON RETIREMENT OR OTHER TERMINATION OF EMPLOYMENT		32
10.1.	Eligibility for Distribution.	32
10.2.	Distribution of Separate Accounts.	32
10.3.	Time and Form of Distribution.	33
10.4.	Limitation on Commencement of Distribution.	34
10.5.	Restriction on Alienation.	34
10.6.	Payments to Incompetents or Minors.	34
10.7.	Commercial Annuities.	35
10.8.	Actuarial Equivalency.	35
10.9.	Eligible Rollover Distributions.	35
10.10.	Deferral of Payments.	35
10.11.	Lost or Missing Members or Beneficiaries.	36
10.12.	Minimum Distribution Requirements.	36
10.13.	Distribution Rules for Prior Plan Amounts.	39

ARTICLE XI BENEFICIARIES AND DEATH BENEFITS		40
11.1.	Designation of Beneficiary.	40
11.2.	Beneficiary in the Absence of Designated Beneficiary.	40
11.3.	Spousal Consent to Beneficiary Designation.	40
11.4.	Death Benefits.	40
11.5.	Beneficiaries and Death Benefits for Prior Plan Amounts.	40

ARTICLE XII ADMINISTRATION		41
12.1.	Plan Administrator.	41
12.2.	Authority of the Committee.	41
12.3.	Action of the Committee.	41
12.4.	Claims Review Procedure.	42
12.5.	Qualified Domestic Relations Orders.	42
12.6.	Indemnification.	42
12.7.	Temporary Restrictions.	43

ARTICLE XIII AMENDMENT AND TERMINATION		44
13.1.	Amendment.	44
13.2.	Limitation of Amendment.	44
13.3.	Termination.	44
13.4.	Withdrawal of an Employer.	45
13.5.	Reorganization.	45

ARTICLE XIV ADOPTION BY AFFILIATES: EXTENSION TO NEW BUSINESS OPERATIONS		46

ARTICLE XV MISCELLANEOUS PROVISIONS		47
15.1.	No Commitment as to Employment.	47
15.2.	Benefits.	47
15.3.	No Guarantees.	47
15.4.	Exclusive Benefit.	47
15.5.	Duty to Furnish Information.	47
15.6.	Merger, Consolidation, or Transfer of Plan Assets.	47
15.7.	Return of Contributions to Employers.	48
15.8.	Addenda.	48
15.9.	Validity of Agreement.	48
15.10.	Uniformed Services Employment and Reemployment Rights Act Requirements.	48
15.11.	Plan Administration Communications and Systems.	49

ARTICLE XVI SECTION 415 LIMITATIONS		50
16.1.	Application.	50
16.2.	Section 415 Definitions.	50
16.3.	Limitations.	51
16.4.	Multiple Plans.	51
16.5.	Contribution Adjustments.	51

ARTICLE XVII TOP-HEAVY PLAN RULES		52
17.1.	Application.	52
17.2.	Top-Heavy Definitions.	52
17.3.	Top-Heavy Minimum Allocation Rules.	55
17.4.	Top-Heavy Compensation Limitation.	56
17.5.	Top-Heavy Vesting Provisions.	56
17.6.	Top-Heavy Plan/Benefit Limitations.	57

ADDENDA		1

B.	ELIGIBILITY TO PARTICIPATE:	3

C.	VESTING SERVICE:	3

D.	SPECIAL ACCOUNTS FOR PRIOR PLAN BENEFITS:	3

ONESUBSEA LLC

RETIREMENT SAVINGS PLAN

WHEREAS, OneSubsea LLC (the “Company”) desires to adopt the OneSubsea LLC Retirement Savings Plan, hereinafter referred to as the “Plan,” for the benefit of certain of its employees;

NOW, THEREFORE, the Plan is hereby adopted as follows, effective as of April 1, 2013.
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ARTICLE I
DEFINITIONS AND CONSTRUCTION

1.1.	Definitions.

The following words and phrases as used herein shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

(1)           The term “Addendum” shall mean the overriding provisions which are applicable to certain Employees in accordance with the provisions of Section 15.8 and which shall constitute for all purposes a part of the Plan and in the event of conflict with any other provision of the Plan shall control.

(2)           The term “Additional Contributions Account” shall mean the account of a Member as referenced in an Addendum.

(3)           The term “Affiliate” shall mean any member of a controlled group of corporations (as determined under Section 414(b) of the Code) of which the Company is a member; any member of a group of trades or businesses under common control (as determined under Section 414(c) of the Code) with the Company; and any member of an affiliated service group (as determined under Section 414(m) of the Code) of which the Company is a member.

(4)           The term “Basic Account” shall mean the Separate Account of a Member to which Basic Contributions are credited in accordance with the provisions of Section 4.7(a).

(5)           The term “Basic Contributions” shall mean any cash or deferred arrangement contribution made to the Plan by an Employer on behalf of a Member in accordance with the provisions of Sections 2.3 and 3.1.

(6)           The term “Beneficiary” shall mean the person or persons who, in accordance with the provisions of Article XI hereof, shall be entitled to receive distribution hereunder in the event a Member or Inactive Member dies before his interest shall have been distributed to him in full.

(7)           The term “Bonus Compensation” shall mean any and all compensation that is cash annual bonus paid to a Member under the Employer’s incentive compensation plans and designated a “bonus” in the Employer’s payroll system, which, for the avoidance of doubt, will exclude any amounts classified in the Employer’s payroll system as a sign on bonus, patent award, merit lump sum or special compensation with benefits.

(8)           The term “Cameron Plan” shall mean the Cameron International Corporation Retirement Savings Plan.

(9)           The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or Sections of any future legislation that amends, supplements, or supersedes such section.

(10)         The term “Committee” shall mean the OneSubsea LLC Benefits Committee.

(11)         The term “Common Stock” shall mean the common stock of Cameron International Corporation.

(12)         The term “Common Stock Fund” shall mean the investment fund established to invest in Common Stock and maintained pursuant to the provisions of Section 6.3.

(13)         The term “Company” shall mean OneSubsea LLC, its successors, and the surviving entity resulting from any merger or consolidation of OneSubsea LLC with any other entity or entities.

(14)         The term “Compensation” shall mean the total of all wages, salaries, fees for professional service and other amounts received in cash or in kind by a Member while a Member for services actually rendered or labor performed for the Employer to the extent such amounts are includable in gross income, subject to the following adjustments and limitations:

(A)	The following shall be excluded:

(i)	Accrued or unused vacation pay which is paid following termination of employment;

(ii)	Reimbursements and other expense allowances (including but not limited to automobile expense allowances and foreign service premiums);

(iii)	Cash and noncash fringe benefits;

(iv)	Moving expense reimbursements;

(v)	Employer contributions to or payments from this or any other deferred compensation program, whether such program is qualified under Section 401(a) of the Code or nonqualified, other than Basic Contributions;

(vi)	Welfare benefits (including but not limited to severance benefits);

(vii)	Amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of Section 422 of the Code;

(viii)	Amounts realized at the time property described in Section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture;

(ix)	Amounts realized as a result of an election described in Section 83(b) of the Code;

(x)	Any amount realized as a result of a disqualifying disposition within the meaning of Section 421(a) of the Code; and

(xi)	Any other amounts that receive special tax benefits under the Code but are not hereinafter included.

(B)	Basic Contributions and any other elective contributions made on a Member’s behalf by the Employer that are not includable in income under Section 125, Section 402(e)(3), Section 402(h), or Section 403(b) of the Code and any amounts that are not includable in the gross income of a Member under a salary reduction agreement by reason of the application of Section 132(f) of the Code shall be included.

(C)	The Compensation of any Member taken into account for purposes of the Plan shall be limited to $255,000 for any Plan Year with such limitation to be:

(i)	Adjusted automatically to reflect any amendments to Section 401(a)(17) of the Code and any cost-of-living increases authorized by Section 401(a)(17) of the Code; and

(ii)	Prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law.

(D)	Notwithstanding anything to the contrary herein, the Compensation of a Member shall include payments of regular compensation for services during the Member’s regular working hours, compensation for services outside the Member’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that are paid to the Member following his Severance Date (except to the extent specifically excluded above) but which would have been paid to the Member prior to such date if he had continued in employment with the Employer, provided that such payments are paid by the later of two and one-half months following the Member’s Severance Date or the end of the Limitation Year that includes such Severance Date.

(E)	For purposes of facilitating a Member’s election to reduce his Compensation in order to make Basic Contributions under the Plan, the Compensation of a Member shall include his Regular Compensation and his Bonus Compensation, as such terms are defined herein.

(15)         The term “Controlled Entity” shall mean each corporation that is a member of a controlled group of corporations, within the meaning of Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and Section 1563(e)(3)(C), of which the Company is a member, each trade or business (whether or not incorporated) with which the Company is under common control and each corporation that is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which the Company is a member.

(16)         The term “Cooper Savings Plan” shall mean the Cooper Industries, Inc. Retirement and Savings Plan, the Cooper Industries, Inc. Savings Plan and the Cooper Industries, Inc. Stock Ownership Plan.

(17)         The term “Effective Date” shall mean April 1, 2013 as to the Plan, except as otherwise indicated in specific provisions of the Plan.

(18)         The term “Eligible Employee” shall mean any salaried or hourly Employee of the Employer who is (i) a common law employee who is paid in United States dollars from a payroll maintained in the United States, (ii) a non-United States citizen who is a lawful, permanent resident of the United States and who is subject to United States federal income taxes on his worldwide income, or (iii) an Eligible Foreign Employee. In no event shall the term “Eligible Employee” mean (i) any person who is rendering service to an Employer solely as a director or an independent contractor, (ii) any person who is covered by a collective bargaining agreement unless such agreement specifically provides for coverage by the Plan, or (iii) any person who is a nonresident alien and who receives no earned income within the meaning of Section 911(b) of the Code from an Employer which constitutes income from sources within the United States as defined in Section 861(a)(3) of the Code, or (iv) an Employee who is a Leased Employee or who is designated, compensated, or otherwise classified by the Employer as a Leased Employee. Notwithstanding any provision of the Plan to the contrary, no individual who is designated, compensated, or otherwise classified or treated by the Employer as an independent contractor shall be eligible to become a Member of the Plan.

(19)         The term “Eligible Foreign Employee” shall mean any individual who (i) is a citizen of the United States or a permanent, lawful resident of the United States, (ii) is an employee of an Included Foreign Affiliate, and (iii) is not covered by any other funded plan of deferred compensation under which contributions are provided by any other person, firm, or corporation with respect to the remuneration paid to such individual by the Included Foreign Affiliate.

(20)         The term “Eligible Retirement Plan” shall mean, with respect to distributions made from the Plan after December 31, 2001, any of: an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified plan described in Section 401(a) of the Code, that, under its provisions does, and under applicable law may, accept an Eligible Rollover Distribution, an annuity contract described in Section 403(b) of the Code, and an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for the amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. Notwithstanding the foregoing, for purposes of Section 10.9, an “Eligible Retirement Plan” shall also mean a Roth IRA as provided in section 408A(e) of the Code.

(21)         The term “Eligible Rollover Distribution” shall mean all or any portion of a Plan distribution to a Member or a Beneficiary who is a deceased Member’s surviving spouse or an alternate payee under a qualified domestic relations order who is a Member’s spouse or former spouse; provided, however, that such distribution is not (i) one of a series of substantially equal periodic payments made at least annually for over a specified period of ten or more years or the life of the Member or Beneficiary or the joint lives of the Member and a designated beneficiary, (ii) a distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or (iii) the portion of any distribution which is not includable in gross income (determined without regard to any exclusion of net unrealized appreciation with respect to employer securities). Further, a distribution pursuant to Section 8.1 from the Separate Account of a Member attributable to Basic Contributions who has not attained age 59 ½ shall not constitute an Eligible Rollover Distribution. Notwithstanding the foregoing or any other provision of the Plan, (A) any amount that is distributed from the Plan on account of hardship pursuant to Section 8.1 shall not be an Eligible Rollover Distribution and no election may be made to have any portion of such a distribution paid directly to an Eligible Retirement Plan and (B) a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income; provided, however, that such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code or to a qualified plan described in section 401(a) of the Code, an annuity plan described in section 403(a) of the Code or an annuity contract described in section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable. Further, notwithstanding the foregoing or any other provision of the Plan, with respect to a Beneficiary who is a designated beneficiary (as defined in section 401(a)(9)(E) of the Code) other than a Member’s surviving spouse, an Eligible Rollover Distribution includes any distribution of all or any portion of the Separate Accounts of a deceased Member in a direct trustee-to-trustee transfer to (i) an individual retirement account described in section 408(a) of the Code or (ii) an individual retirement annuity described in section 408(b) of the Code, in each case that is (x) established for the purpose of receiving the distribution of such Beneficiary and (y) treated as an inherited individual retirement account or individual retirement annuity within the meaning of section 408(d)(3)(C) of the Code. Further, section 401(a)(9)(B) of the Code (other than clause (iv) thereof) shall apply to an individual retirement account or individual retirement annuity described in the preceding sentence.

(22)         The term “Employee” shall mean each (A) individual employed by the Employer or a Controlled Entity and (B) Leased Worker.

(23)         The term “Employer” shall mean the Company or any Affiliate of the Company which adopts the Plan as herein provided so long as the Affiliate has not withdrawn from the Plan.

(24)         The term “Employment Commencement Date” shall mean the first date on which an Employee completes an Hour of Service.

(25)         The term “Entry Date” shall mean January 1 or July 1.

(26)         The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA shall include such section and any comparable section or Sections of any future legislation that amends, supplements, or supersedes such section.

(27)         The term “Executive Committee” shall mean the governing body of the Company during the period preceding the closing of the transactions described in that certain Master Formation Agreement, dated November 14, 2012, by and among Cameron International Corporation, Schlumberger Limited and certain of their affiliates (the “Closing”). On and after the Closing, the term shall mean the “executive committee” of the Company as constituted pursuant to the Shareholders’ Agreement to be executed at the Closing by and among Cameron International Corporation, Schlumberger Limited and certain of their affiliates.

(28)         The term “Foreign Affiliate” shall mean a “foreign affiliate” as defined in Section 3121(1)(8) of the Code.

(29)         The term “Fund” shall mean any of the investment funds established and maintained in accordance with the provisions of Section 6.2.

(30)         The term “Highly-Compensated Employee” shall mean each Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the “Determination Year”) and who:

(a)	is a five-percent owner of the Employer (within the meaning of section 416(i)(1)(A)(iii) of the Code) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the “Look-Back Year”); or

(b)	for the Look-Back Year, receives compensation (within the meaning of section 414(q)(4) of the Code; “compensation” for purposes of this Paragraph) in excess of $80,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the Code) during the Look-Back Year.

For the purposes of the preceding sentence, (i) all employers aggregated with the Employer under section 414(b), (c), (m), or (o) of the Code shall be treated as a single employer and (ii) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Employee for either such separation year or any Determination Year ending on or after such Employee’s fifty-fifth birthday shall be deemed to be a Highly Compensated Employee. To the extent that the provisions of this Paragraph are inconsistent or conflict with the definition of a “highly compensated employee” set forth in section 414(q) of the Code and the Treasury regulations thereunder, the relevant terms and provisions of section 414(q) of the Code and the Treasury regulations thereunder shall govern and control.

(31)         The term “Hour of Service” shall mean an hour for which an employee is paid, or entitled to be paid, with respect to the performance of duties for an Employer or a Controlled Entity either as regular wages, salary or commissions, or pursuant to an award or agreement requiring an Employer or a Controlled Entity to pay back wages. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor regulations which are incorporated herein by reference.

(32)         The term “Inactive Member” shall mean any Member who ceases to be an Employee and whose Separate Accounts have not been distributed in accordance with the provisions of the Plan.

(33)         The term “Included Foreign Affiliate” means a “Foreign Affiliate” with respect to which there shall be in effect between the Company and the Secretary of the Treasury or his delegate an agreement pursuant to Section 3121(1) of the Code, whereby coverage under Title II of the federal Social Security Act has been extended to service performed outside the United States by United States citizens employed by such “Foreign Affiliate.”

(34)         The term “Leased Worker” shall be a person (other than a person who is an employee without regard to this paragraph (34)) engaged in performing services for a Controlled Entity (the “recipient”) pursuant to an agreement between the recipient and any other person (“Leasing Organization”) who meets the following requirements:

(a)	he has performed services for one or more Controlled Entities (or for any other “related persons” determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year;

(b)	such services are of a type historically performed in the business field of the recipient, in the United States, by employees (or such services are performed under primary direction or control by the Employer or a Controlled Entity); and

(c)	he is not participating in a “safe harbor plan” of the Leasing Organization. (For this purpose, a “safe harbor plan” is a plan that satisfies the requirements of Section 414(n)(5) of the Code, which will generally be a money purchase pension plan with a non-integrated employer contribution rate of at least ten percent of compensation and which provides for immediate participation and full and immediate vesting).

A person who is a Leased Worker shall also be considered an employee of a Controlled Entity during such period (and solely for the purpose of determining length of service for participation and vesting purposes, and shall also be considered to have been an employee for any earlier period in which he was a Leased Worker) but shall not be a Member and shall not otherwise be eligible to become covered by the Plan during any period in which he is a Leased Worker. Notwithstanding the foregoing, the sole purpose of this paragraph (34) is to define and apply the term “Leased Worker” strictly (and only) to the extent necessary to satisfy the minimum requirements of Section 414(n) of the Code relating to “leased employees.” This paragraph (34) shall be interpreted, applied and, if and to the extent necessary, deemed modified without formal amendment of language, so as to satisfy solely the minimum requirements of Section 414(n) of the Code.

(35)         The term “Matching Account” shall mean the Separate Account of a Member to which Matching Contributions are credited in accordance with the provisions of Section 4.7(b).

(36)         The term “Matching Contributions” shall mean the contributions which an Employer contributes to the Plan in accordance with the provisions of Section 3.2.

(37)         The term “Member” shall mean an Eligible Employee who participates in the Plan in accordance with the provisions of Article II.

(38)         The term “Participation Service” shall mean the measure of service used in determining a Part Time Employee’s or Temporary Employee’s eligibility to participate in the Plan as determined pursuant to Section 2.1(b).

(39)         The term “Part Time Employee” shall mean an Employee who is classified as a part time employee under the Employer’s regular payroll practices.

(40)         The term “Pay Period” shall mean the periodic payroll period for which a Member receives compensation from an Employer.

(41)         The term “Period of Service” shall mean each period of an individual’s Service commencing on his Employment Commencement Date or a Reemployment Date, if applicable, and ending on a Severance Date. Notwithstanding the foregoing, a period during which an individual is absent from Service by reason of the individual’s pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for the purposes of caring for such child for the period immediately following such birth or placement shall not constitute a Period of Service between the first and second anniversary of the first date of such absence. A Period of Service shall also include any period required to be credited as a Period of Service by federal law other than ERISA or the Code, but only under the conditions and to the extent so required by such federal law. Further, to the extent required by section 414(n) of the Code and the applicable interpretative authority thereunder, an individual’s Period of Service shall include any period for which such individual was a Leased Worker (or would have been a Leased Worker but for the requirements of clause (a) of the definition of such term set forth in Section 1.1(34)).

(42)         The term “Period of Severance” shall mean each period of time commencing on an individual’s Severance Date and ending on a Reemployment Date.

(43)         The term “Permanent and Total Disability” shall mean a physical or mental condition which has resulted in an Employee being eligible for benefits under the Employer’s long-term disability income plan. An Employee shall cease to be Permanently and Totally Disabled for purposes of the Plan as of the date he ceases to be eligible for benefits under the Employer’s long-term disability income plan.

(44)         The term “Plan” shall mean the profit-sharing plan set forth herein, which is called the “OneSubsea LLC Retirement Savings Plan,” with all amendments, modifications, and supplements hereafter made.

(45)         The term “Plan Year” shall mean the calendar year. The initial short Plan Year shall commence on April 1, 2013 and end on December 31, 2013.

(46)         The term “Profit Sharing Account” shall be the account of a Member as referenced in an Addendum.

(47)         The term “Qualified Military Service” shall mean any service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code or its successor) by an Employee who is entitled to reemployment rights under such chapter with respect to such service.

(48)         The term “Reemployment Date” shall mean the first date on which an Employee completes an Hour of Service after a Severance Date.

(49)         The term “Regular Compensation” shall mean Compensation other than a Member’s Bonus Compensation.

(50)         The term “Retirement Account” shall mean the Separate Account of a Member to which Retirement Contributions are credited in accordance with the provisions of Section 4.7(c).

(51)         The term “Retirement Age” shall mean age 65 unless otherwise specified in an Addendum.

(52)         The term “Retirement Contributions” shall mean the contributions which an Employer contributes to the Plan in accordance with the provisions of Section 3.6.

(53)         The term “Rollover/Transfer Account” shall mean the Separate Account of a Member to which Rollover Contributions or Transfer Contributions are credited in accordance with the provisions of Section 3.3 or 3.4.

(54)         The term “Rollover Contribution” shall mean a contribution to the Plan made in accordance with Section 3.3 by any Eligible Employee of amounts received by him as an “eligible rollover distribution” within the meaning of Section 402(f)(2)(a) of the Code from:

(a)	a qualified plan described in Section 401(a) or 403(a) of the Code (excluding after-tax employee contributions);

(b)	an annuity contract described in Section 403(b) of the Code (excluding after-tax employee contributions);

(c)	an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state (excluding after-tax employee contributions); or

(d)	an individual retirement account or annuity described in Section 408(a) or (b) of the Code (excluding after-tax employee contributions), provided that the entire balance in or value of, as applicable, such individual retirement account or annuity is attributable to an ‘eligible rollover distribution’ within the meaning of Section 402(f)(2)(a) of the Code from a plan or contract described in clause (a) or (b) above that was contributed to such account or annuity, or a contribution to such account or annuity as a rollover from a plan described in paragraph (c) above pursuant to Section 457(e)(16), as adjusted for income or losses attributable thereto.

(55)         The term “Separate Account” shall mean any of the accounts established and maintained in accordance with the provisions of Section 6.5 by the Company which reflects the interest of the Basic Account, Supplemental Account, Matching Account, Retirement Account and Rollover/Transfer Account, as applicable, of a Member.

(56)         The term “Service” shall mean the period of an individual’s employment with the Employer or a Commonly Controlled Entity. In no event shall Service include any period of service with a corporation or other entity prior to the date it became a Commonly Controlled Entity or after it ceases to be a Commonly Controlled Entity except to the extent required by law, or to the extent determined by the Committee. The Committee, in its discretion, may credit individuals with Service for service with the Employer or a prior employer for periods before such individual has commenced or recommenced participation in the Plan, but only if (i) such service would not otherwise be credited as Service and (ii) such crediting of Service (A) has a legitimate business reason, (B) does not by design or operation discriminate significantly in favor of Highly Compensated Employees, and (C) is applied to all similarly situated employees. In addition, the Committee, in its discretion, may credit individuals with Service based on imputed service for periods after such individual has commenced participation in the Plan while such individual is not performing service for the Employer or while such individual is an Employee with a reduced work schedule, but only if (i) such service would not otherwise be credited as Service, (ii) such crediting of Service (A) has a legitimate business reason, (B) does not by design or operation discriminate significantly in favor of Highly Compensated Employees, and (C) is applied to all similarly situated employees, and (iii) the individual has not permanently ceased to perform service as an Employee, provided that the preceding clause (iii) of this sentence shall not apply if (x) the individual is not performing service for the Employer because of a disability, (y) the individual is performing service for another employer under an arrangement that provides some ongoing business benefit to the Employer, or (z) for purposes of vesting, the individual is performing service for another employer that is being treated under the Plan as actual service with the Employer.

(57)         The term “Severance Date” shall mean the later of (a) the date on which contributions to the Plan on behalf of a person cease, or (b) the date on which an Employee retires, becomes totally and permanently disabled, dies, or otherwise terminates employment; provided, however, that if an Employee is absent from employment while in active service in the Armed Forces of the United States, his Severance Date shall be the date on which he terminated his employment, unless he returns to employment with an Employer or a Controlled Entity during the time period prescribed by federal law; and provided further, that no Employee shall incur a Severance Date until the second anniversary of the first date on which such Employee is absent from employment with an Employer or a Controlled Entity for maternity or paternity reasons. For purposes of this paragraph, an absence for maternity or paternity reasons means an absence due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or the caring of such child for a period beginning immediately following such birth or placement. Notwithstanding the foregoing, if an Employee retires or dies, or his employment otherwise is terminated during a period of absence from employment for any reason other than retirement or termination, his Severance Date shall be the date of such retirement, death, or other termination of employment. In any case where an Employee receives severance pay upon his termination of active employment as an Employee, the Employee’s Severance Date shall be the date after his termination of active employment as an Employee and prior to any resumption of such active employment on which the earlier occurs: (i) his death, or (ii) the date on which he is last paid severance pay.

(58)         The term “Supplemental Account” shall mean the Separate Account for each Member which is credited with his Supplemental Contributions.

(59)         The term “Supplemental Contributions” shall mean any contributions made to the Cameron International Corporation Retirement Savings Plan prior to April 1, 1996, by a Member as a “supplemental contribution” in accordance with the provisions of the Cameron International Corporation Retirement Plan in effect prior to April 1, 1996.

(60)         The term “Temporary Employee” shall mean an Employee who is classified as a temporary employee under the Employer’s regular payroll practices.

(61)         The term “Transferred Contributions” shall mean any assets which are transferred to the Trustee of the Plan in accordance with the provisions of Section 3.4.

(62)         The term “Trust” shall mean the trust established under the Trust Agreement to hold and invest contributions made under the Plan.

(63)         The term “Trust Agreement” shall mean the agreement between the Company and the Trustee establishing the Trust.

(64)         The term “Trustee” shall mean the trustee or trustees qualified and acting under the Trust Agreement at any time.

(65)         The term “Valuation Date” shall mean each business day for purposes of the New York Stock Exchange of each year.

(66)         The term “Vesting Service” shall mean the period of employment used in determining a Member’s vested interest in his Retirement Account in accordance with the provisions of Sections 7.5, 7.6, and 7.7.

1.2.	Construction.

Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural and the masculine pronoun to include the feminine.

ARTICLE II
ELIGIBILITY TO PARTICIPATE

2.1.	Commencement of Participation.

(a)	Each Eligible Employee (other than a Part Time Employee or Temporary Employee) whose Employment Commencement Date occurs on or after the Effective Date shall become a Member and participate in the Plan as of his Employment Commencement Date.

(b)	Each Eligible Employee who is a Part Time Employee or Temporary Employee and whose Employment Commencement Date occurs on or after the Effective Date shall become a Member and participate in the Plan on the first Entry Date coincident with or next following the later of the date on which such Employee completes one year of Participation Service or the date on which such Employee attains the age of twenty-one. An individual completes one year of Participation Service on the last day of the twelve-consecutive month period beginning with the individual’s Employment Commencement Date or beginning with anniversaries of such Employment Commencement Date during which such individual completes 1,000 Hours of Service.

(c)	Notwithstanding the foregoing,

(i)	A Member of the Plan prior to a termination of employment shall remain a Member upon his reemployment as an Eligible Employee;

(ii)	A Temporary Employee or Part Time Employee who has completed one year of Participation Service and has attained the age of twenty-one but who has not become a Member because he was not an Eligible Employee shall become a Member upon the later of (A) the date he becomes an Eligible Employee as a result of a change in his employment status or (B) the first Entry Date upon which he would have become a Member if he had been an Eligible Employee;

(iii)	A Temporary Employee or Part Time Employee who was an Eligible Employee who had completed one year of Participation Service but who had not attained the age of twenty-one prior to a termination of his employment shall become a Member upon the later of (i) the date of his reemployment as an Eligible Employee or (ii) the first Entry Date following his attainment of age twenty-one; and

(iv)	A Temporary Employee or Part Time Employee who was an Eligible Employee and who had met the age and service requirements of this Section to become a Member, but who terminated employment prior to the Entry Date upon which he would have become a Member, shall become a Member upon the later of (i) the date of his reemployment as an Eligible Employee or (ii) the Entry Date upon which he would have become a Member if he had not terminated employment.

2.2.	Changes in Employment Status.

If a Member ceases to be an Eligible Employee but continues in the employment of an Employer as an Employee he shall continue as a Member until his participation is otherwise terminated in accordance with the provisions of the Plan; provided, however, that such Member shall share in Matching Contributions for any month of such continued participation only to the extent and on the basis of his Basic Contributions made during such month. If a Member ceases to be an Eligible Employee but continues in the employment of an Employer or a Controlled Entity, he shall become an Inactive Member until his participation in the Plan is otherwise terminated in accordance with the provisions of the Plan or he again becomes an Employee and an active Member.

2.3.	Election Form.

Each Member shall file with his Employer a written election in accordance with procedures established by the Committee with respect to his participation in the Plan. For each Member who is eligible to make Basic Contributions and, if applicable, catch-up contributions pursuant to Section 3.1 and 3.5 of the Plan, respectively, such written election shall contain his authorization for his Employer to reduce his Compensation in order to make Basic Contributions and, if applicable, catch-up contributions on his behalf pursuant to such provisions. A Member’s written election pursuant to this Section 2.3 shall also contain his election as to the investment of all amounts allocated to his Separate Accounts pursuant to the provisions of Section 5.2. A Member who is eligible to make Basic Contributions and, if applicable, catch-up contributions must file such written election with his Employer at least 20 days prior to the first day of the payroll period as of which he is eligible to make Basic Contributions (or at least 20 days prior to the first day of any subsequent payroll period for which he is eligible to make Basic Contributions), unless a shorter period of time is acceptable to the Committee. Notwithstanding the foregoing, any Member need not elect to make any Basic Contributions under the Plan or be eligible to make such contributions in order to be eligible to receive Retirement Contributions, and the election of any such Member who has not elected to make Basic Contributions under the Plan, or is not eligible to make such contributions, shall relate solely to the investment of his Retirement Contributions, pursuant to Section 5.2.

ARTICLE III
CONTRIBUTIONS

3.1.	Basic Contributions.

Commencing with the date as of which he becomes a Member, each Member may elect to defer (a) an integral percentage of from 1% to 50% (or such lesser percentage as may be prescribed from time to time by the Company) of his Regular Compensation for a Plan Year, and (b) an integral percentage of from 1% to 50% (or such lesser percentage as may be prescribed from time to time by the Company) of his Bonus Compensation for a Plan Year, by having his Employer contribute the amounts so deferred to the Plan. In restriction of the Members’ elections provided in Section 2.3, this Section, and Section 4.8, and except to the extent permitted under Section 3.5 and Section 414(v) of the Code, the Basic Contributions and the elective deferrals (within the meaning of Section 402(g)(3) of the Code) under all other plans, contracts and arrangements of the Employer on behalf of any Member for any calendar year shall not exceed the dollar limitation contained in Section 402(g) of the Code in effect for such calendar year. If a Member elects to have such Basic Contributions made on his behalf, his Compensation shall be reduced by the percentage(s) he elects pursuant to the terms of the Compensation reduction authorization described in Section 2.3 or 4.8. Unless specifically provided otherwise in the Plan, each Member who is an Eligible Employee may elect to have Basic Contributions made on his behalf to the Plan. Notwithstanding the foregoing provisions of this Section 3.1, (x) Basic Contributions made with respect to a Plan Year on behalf of Highly Compensated Employees shall not exceed the limitations set forth in Section 4.1 and (y) notwithstanding anything to the contrary herein, the provisions of the Plan permitting separate elections as to Regular Compensation and Bonus Compensation shall be made available to eligible Members when applicable payroll and administrative procedures have been implemented, as determined by the Committee in its discretion and, until such time, a Member’s election to defer Compensation under the Plan shall apply to all his Compensation (subject to the applicable Plan and Code-based limitations on such deferrals).

3.2.	Matching Contributions.

On behalf of each Member, such Member’s Employer shall cause to be paid to the Trustee as its Matching Contribution hereunder for each payroll period an amount which equals 100 percent of the Basic Contributions, including catch-up contributions made pursuant to Section 3.5, for such payroll period which are attributable to the first six percent of the Compensation of each such Member for such payroll period. In addition to the Matching Contributions made pursuant to the preceding sentence, for each Plan Year, on behalf of each Member who made Basic Contributions during such Plan Year, such Member’s Employer shall cause to be paid to the Trustee, as additional Matching Contributions hereunder, an amount equal to the difference, if any, between (1) the amount that is equal to 100% of the Basic Contributions, including catch-up contributions made pursuant to Section 3.5, for such Plan Year which are attributable to the first six percent of the Compensation of such Member and (2) the Matching Contributions for such Member for such Plan Year that were made pursuant to the preceding sentence.

3.3.	Rollover Contributions.

With the approval of the Committee and in accordance with procedures established by the Committee, a Member may elect to make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the assets in cash which constitute such Rollover Contribution at such time or times and in such manner as shall be specified by the Committee. All Rollover Contributions shall be made in cash; provided, however, that in connection with a merger or acquisition by an Employer, the Committee may permit, in its sole discretion, in accordance with procedures established by the Committee, that Rollover Contributions of outstanding plan loans that are not in default may be made in kind. Upon receipt by the Trustee, such assets shall be credited to a Rollover/Transfer Account established on behalf of such Member and shall be deposited in the Fund or Funds selected by the Member as indicated on his investment election filed with the Committee by the Member. Such election shall specify a combination of investment selections among such Funds, in increments of integral percentages which, in the aggregate, equal 100 percent. A Rollover Contribution by a Member pursuant to this Section 3.3 shall not be deemed to be a contribution of such Member for any purpose of the Plan and shall be fully vested in the Member at all times.

3.4.	Transferred Contributions.

The Committee may cause the transfer to the Trustee of funds representing the vested account balances (hereinafter referred to as “Transferred Contributions”) of Members held by a funding agent of a tax-qualified plan (hereinafter referred to as a “transferor plan”) in which such Members previously participated; provided, however, that (i) such transfer shall be made at such time or times and in such manner as shall be specified by the Committee in accordance with procedures established by the Committee; (ii) no such transfer shall be permitted from a transferor plan on behalf of a Member who was at any time a five percent owner of the employer maintaining such transferor plan; and (iii) no portion of such transfer shall be composed of assets attributable to deductible employee contributions. The Trustee shall credit the Rollover/Transfer Account of any Member on whose behalf such funds were transferred and shall deposit such funds in the Fund or Funds selected by the Member as indicated on his investment election filed with his Employer by such Member. Such election shall specify a combination of investment selections among the Funds, in increments of integral percentages which, in the aggregate, equal 100 percent. The portion of the Rollover/Transfer Account of a Member attributable to Transferred Contributions shall be fully vested in such Member at all times.

3.5.	Catch-Up Contributions.

All Eligible Employees who are eligible to make Basic Contributions to the Plan pursuant to Section 3.1 above for a Plan Year and who will have attained age 50 before the close of such Plan Year shall be eligible to make catch-up contributions to the Plan for such Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code, as described, respectively, in Sections 3.1 and 16.3 of the Plan. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Catch-up contributions made by a Member pursuant to this Section 3.5 shall be treated as Basic Contributions for all purposes of the Plan except as otherwise specifically provided; provided, however, that catch-up contributions shall not be subject to the maximum percentage deferral limit that applies to Basic Contributions pursuant to Section 3.1.

3.6.	Retirement Contributions.

Each Employer shall cause to be paid to the Trustee as its Retirement Contributions hereunder for each payroll period an amount which equals 3% of the Compensation received by each Member for such payroll period. Retirement Contributions shall be made without regard to current or accumulated profits of the Employer. Notwithstanding the foregoing, the Plan is intended to qualify as a profit sharing plan for purposes of sections 401(a), 402, 412, and 417 of the Code.

3.7.	Effect of Plan Termination or Withdrawal.

Notwithstanding any other provision of the Plan to the contrary, the termination of the Plan or the withdrawal of an Employer from the Plan shall terminate the liability of the Employer or such Employer, respectively, to make further Matching Contributions and Retirement Contributions hereunder.

ARTICLE IV
ADMINISTRATION OF CONTRIBUTIONS

4.1.	Limitations on Basic Contributions.

The Plan shall utilize the safe harbor method of satisfying the “actual deferral percentage” test set forth in Section 401(k)(3) of the Code pursuant to Section 401(k)(12) of the Code and Section 1.401(k)-3 of the Treasury regulations by making Matching Contributions which satisfy the matching safe harbor contributions requirements of Section 401(k)(12)(B) of the Code.

4.2.	Excess Elective Deferrals.

If a Member who had Basic Contributions made on his behalf for a Plan Year files with the Committee, within the time limit prescribed by the Committee after the end of such Plan Year, a written statement, on a form acceptable to the Committee, that he has elective deferrals within the meaning of Section 402(g) of the Code for the taxable year in excess of the dollar limitation on elective deferrals in effect for such taxable year, and specifying the amount of such excess the Member claims as allocable to the Plan, the amount of such excess, adjusted for income or loss attributable to such excess elective deferral, shall be distributed to the Member by April 15 of the year following the year of the excess elective deferral and Matching Contributions thereon shall be forfeited. Notwithstanding the foregoing or any other provision of the Plan, distributions pursuant to this Section 4.2 shall be (i) adjusted for income or loss allocated thereto through the last day of the Plan Year to which such excess deferrals relate in the manner determined by the Company in accordance with any method permissible under applicable Treasury regulations and (ii) made proportionately from the Separate Accounts to which Basic Contributions were made for the applicable Plan Year.

4.3.	Limitation on Matching Contributions.

The Plan shall utilize the safe harbor method of satisfying the “actual contribution percentage” test set forth in Section 401(m)(2) of the Code pursuant to Section 401(m)(11) of the Code and Section 1.401(m)-3 of the Treasury regulations.

4.4.	Delivery of Contributions.

Each Employer shall cause to be delivered to the Trustee all Basic, Matching, Retirement, Rollover, and Transferred Contributions made in accordance with the provisions of Article III as soon as reasonably practicable; provided, however, that Basic Contributions elected by each Member shall be deducted from his Compensation for each payroll period and shall be paid by the Employer to the Trust as of the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets; and further provided, however, that in no event shall such date occur later than the fifteenth (15th) business day of the month following the month in which such contribution amounts would otherwise have been payable to the Member in cash; and further provided, however, that Matching Contributions with respect to Basic Contributions made in accordance with Section 3.2 during a Plan Year quarter shall be delivered to the Trustee no later than the last day of the Plan Year quarter following the Plan Year quarter during which such Basic Contributions were made.

4.5.	Allocation of Matching Contributions.

The Matching Contributions of an Employer for any month shall be considered allocated to the Members’ Matching Accounts for whom such contributions are made no later than the last day of the Plan Year for which they are made, as determined pursuant to Section 3.2, except as provided in Section 4.7(b).

4.6.	Allocation of Retirement Contributions.

The Retirement Contribution of an Employer for any payroll period shall be allocated as of the date such contribution is received by the Trust to the Retirement Accounts of the Retirement Contributions Members for whom such contribution is made.

4.7.	Crediting of Contributions.

Subject to the provisions of Article VII, contributions made to the Plan shall be credited to the Separate Accounts of a Member in the following manner:

(a)	The amount of Basic Contributions made on behalf of a Member shall be credited to such Member’s Basic Account as of the date such contribution is received by the Trust and shall be invested in the Fund or Funds selected by the Member in accordance with the provisions of Section 5.2.

(b)	The amount of Matching Contributions allocated to a Member shall be credited to such Member’s Matching Account as of the date such contribution is received by the Trust and shall be invested in the Fund or Funds selected by the Member in accordance with the provisions of Section 5.2.

(c)	The amount of Retirement Contributions allocated to a Retirement Contributions Member shall be credited to such Member’s Retirement Account as of the date such contribution is received by the Trust and shall be invested in the Fund or Funds selected by the Member in accordance with the provisions of Section 5.2.

4.8.	Changes in Reduction and Deduction Authorizations.

Effective as of any payroll period, any Member who is eligible to make Basic Contributions under the Plan may suspend his Basic Contributions or change (a) the percentage of his Regular Compensation which is contributed as Basic Contributions or (b) the percentage of his Bonus Compensation which is contributed as Basic Contributions in accordance with the procedures and within the time period prescribed by the Plan Administrator. Notwithstanding the foregoing, any Member who makes such change(s) shall be limited to the percentage of his Compensation that does not exceed the applicable limitations set forth in Section 3.1, and, if applicable, Section 3.5. If the Committee determines that a reduction of Compensation deferral elections made pursuant to Sections 2.3, 3.1, and this Section 4.8 is necessary to insure that the restrictions set forth in Sections 3.1 or 16.3 are met for any Plan Year, the Committee may reduce the elections of affected Members on a temporary and prospective basis in such manner as the Committee shall determine.

ARTICLE V
DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

5.1.	Deposit of Contributions.

Any Basic Contributions of a Member which are credited to a Member’s Basic Account, any Matching Contributions which are credited to a Member’s Matching Account and any Retirement Contributions which are credited to a Member’s Retirement Account shall be deposited by the Trustee in such Fund or Funds selected by such Member in accordance with the provisions of Section 5.2. The Trustee shall have no duty to collect or enforce payment of contributions or inquire into the amount or method used in determining the amount of contributions, and shall be accountable only for contributions received by it.

5.2.	Investment of Accounts.

(a)	Each Member shall designate, in accordance with the procedures established by the Committee, the manner in the amounts allocated to his Separate Accounts shall be invested from among the Funds made available from time to time by the Committee pursuant to Section 6.2. A Member may designate one of such Funds for all of the contributions to his Separate Accounts, or he may split the investment of the amounts allocated to such Accounts among such Funds in such increments as the Committee may prescribe. If permitted under and in accordance with the procedures established by the Committee from time to time, a Member may make designate that certain of his Separate Accounts be invested in different Funds than he has designated for the investment of his other Separate Accounts. If a Member fails to make a designation of 100% of the contributions to his Separate Accounts, such nondesignated contributions shall be invested in the Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

(b)	A Member may change his investment designation for future contributions to be allocated to his Separate Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.

(c)	A Member or Inactive Member may convert his investment designation with respect to amounts already allocated to any of his Separate Accounts that are invested in one of the Funds; provided, however, that such conversion may be made only to one or more of those Funds made available by the Committee pursuant to Section 6.2. Any such conversion shall be made in accordance with the procedures established by the Committee, and the frequency of such conversions may be limited by the Committee. Notwithstanding the foregoing, periodic, reasonable opportunities occurring no less frequently than quarterly shall be provided to convert any amounts invested in the Common Stock Fund, and no restrictions or conditions shall apply with respect to any investment in the Common Stock Fund that does not apply with respect to the investment of other assets of the Plan except as otherwise permitted under Section 401(a)(35) of the Code and the regulations promulgated thereunder.

5.3.	Elimination of Funds.

Notwithstanding any provision in this Article V to the contrary, in the event any one or more of the Funds (other than the Common Stock Fund) is eliminated as an investment fund by the Committee, each Member and Inactive Member who has an investment election in effect that designates such investment fund for the investment of amounts allocated to such individual’s Separate Accounts, shall designate a continuing Fund or Funds made available under the Plan pursuant to Section 6.2 for the investment of such amounts; provided, however, that in the event such individual fails to make such a designation, such contributions or amounts shall be invested in a the Fund or Funds designated by the Committee in a uniform and nondiscriminatory manner.

ARTICLE VI
ESTABLISHMENT OF FUNDS AND MEMBERS’ ACCOUNTS

6.1.	Investment Responsibility.

The Plan is intended to constitute a plan described in Section 404(c) of ERISA and DOL Regs. Section 2550.404c-1 and insofar as the Plan complies with said Section 404(c), Plan fiduciaries shall be relieved of liability for any losses which are the direct result of investment instructions given by Members, Inactive Members, and Beneficiaries.

6.2.	Establishment and Maintenance of Funds.

The Committee shall cause at least three Funds to be established and maintained at all times. Each such Fund shall be diversified and shall have different risk and return characteristics from the other Funds. Any Fund that invests primarily in investments with restrictions regarding Funds to which investment transfers may be made or to which a minimum investment period is applicable shall not be considered as one of such requisite three Funds. The Funds established by the Committee pursuant to this Section 6.2 shall be in addition to the Common Stock Fund, which shall be established and maintained pursuant to Section 6.3.

6.3.	Common Stock Fund.

A Common Stock Fund shall be established, and it is the express intention of the Company, as the settlor of the Plan, that it be maintained at all times under the Plan. The assets of the Common Stock Fund shall be invested by the Trustee solely in Common Stock; provided, however, that the Common Stock Fund may hold an amount of cash to the extent required in lieu of holding fractional shares of Common Stock. The Trustee shall receive Common Stock from the Company or purchase Common Stock in the market. The Common Stock Fund is mandated under the Plan as a matter of Plan design, and it is the express intention of the Company, as the settlor of the Plan, to afford Members, Inactive Members, Beneficiaries and alternate payees the opportunity to invest in Common Stock through their Separate Accounts under the Plan. None of the Executive Committee, the Committee, the Company or any of its officers, directors or employees either encourages or discourages investment in the Common Stock Fund. Members, Inactive Members, Beneficiaries and alternate payees should understand that the Common Stock Fund is only one of several Funds offered for the investment of Separate Accounts under the Plan and that they are free to invest in any Fund, and to determine, in their own discretion, whether or not to invest in any Fund (including, without limitation, the Common Stock Fund). All Members, Inactive Members, Beneficiaries and alternate payees whose Separate Accounts are invested in the Common Stock Fund, or who are considering investing their Separate Accounts in the Common Stock Fund, should understand that: (1) the Common Stock Fund represents the investment in the equity securities of a single company and, therefore, may be inherently subject to wider price swings, up and down and in shorter periods of time, than other Funds offered under the Plan, (2) the Common Stock Fund should be viewed as a long term investment option which will be maintained under the Plan indefinitely, and (3) the fiduciaries of the Plan will not override any instructions that Members, Inactive Members, Beneficiaries and alternate payees may provide requesting that all or part of their Separate Accounts be invested in the Common Stock Fund nor can they act to eliminate or otherwise restrict the inclusion of the Common Stock Fund as a Fund offered under the Plan.

6.4.	Income on Trust Funds.

Unless specifically provided otherwise in the Plan or the Trust Agreement, any dividends, interest, distributions, or other income received by the Trustee in respect of a Fund shall be reinvested by the Trustee in the Fund with respect to which such income was received by it.

6.5.	Separate Accounts.

Each Member shall have established in his name Separate Accounts which shall be dependent upon the manner in which the assets of his Basic, Supplemental, Matching, Retirement and Rollover/Transfer Accounts are invested.

6.6.	Voting of Common Stock in the Common Stock Fund.

Each Member or Beneficiary who has shares of Common Stock allocated to his Separate Accounts shall be a named fiduciary with respect to the voting of Common Stock held thereunder and shall have the following powers and responsibilities:

(a)	Prior to each annual or special meeting of the shareholders of the Company, the Committee shall cause to be sent to each Member and Beneficiary who has Common Stock allocated to his Separate Accounts and invested in the Common Stock Fund under the Plan a copy of the proxy solicitation material therefor, together with a form requesting confidential voting instructions, with respect to the voting of such Common Stock as well as the voting of Common Stock for which the Trustee does not receive instructions. Each such Member and/or Beneficiary shall instruct the Trustee to vote the number of such uninstructed shares of Common Stock equal to the proportion that the number of shares of Common Stock allocated to his Separate Accounts and invested in the Common Stock Fund bears to the total number of shares of Common Stock in the Plan for which instructions are received. Upon receipt of such a Member’s or Beneficiary’s instructions, the Trustee shall then vote in person, or by proxy, such shares of Common Stock as so instructed.

(b)	The Committee shall cause the Trustee to furnish to each Member and Beneficiary who has Common Stock allocated to his Separate Accounts and invested in the Common Stock Fund under the Plan notice of any tender or exchange offer for, or a request or invitation for tenders or exchanges of, Common Stock made to the Trustee. The Trustee shall request from each such Member and Beneficiary instructions as to the tendering or exchanging of Common Stock allocated to his Separate Accounts and invested in the Common Stock Fund and the tendering or exchanging of Common Stock for which the Trustee does not receive instructions. Each such Member shall instruct the Trustee with respect to the tendering or exchanging of Common Stock for which the Trustee does not receive instructions. Each such Member shall instruct the Trustee with respect to the tendering or exchanging of the number of such uninstructed shares of Common Stock equal to the proportion that the number of the shares of Common Stock allocated to his Separate Accounts and invested in the Common Stock Fund bears to the total number of shares of Common Stock in the Plan for which instructions are received. The Trustee shall provide Members and Beneficiaries with a reasonable period of time in which they may consider any such tender or exchange offer for, or request or invitation for tenders or exchanges of, Common Stock made to the Trustee. Within the time specified by the Trustee, the Trustee shall tender or exchange such Common Stock as to which the Trustee has received instructions to tender or exchange from Members and Beneficiaries.

(c)	Instructions received from Members and Beneficiaries by the Trustee regarding the voting, tendering, or exchanging of Common Stock shall be held in strictest confidence and shall not be divulged to any other person, including officers or employees of the Company, except as otherwise required by law, regulation or lawful process.

ARTICLE VII
VESTING

7.1.	Vesting in Basic, Supplemental, Matching, and Rollover/Transfer Accounts.

A Member shall be 100 percent vested in the balance of his Basic, Supplemental, Matching, and Rollover/Transfer Accounts.

7.2.	Vesting in Retirement Contributions.

A Member shall be vested in the balance of his Retirement Account in accordance with the following schedule:

Years of Vesting Service	Vested Percentage

Less than 3	0%
3 or more	100%

Notwithstanding the foregoing, upon the occurrence of one of the events hereinafter listed while a Member is an Employee, such Member shall be 100% vested in the balance of his Retirement Account:

(i)	attainment of Retirement Age;

(ii)	death; or

(iii)	Permanent and Total Disability.

7.3.	Forfeitures.

At the time a Member or Inactive Member terminates employment with the Company and its Controlled Entities prior to attaining Retirement Age for any reason other than Permanent and Total Disability or death, only his vested interest in his Retirement Account shall be distributable pursuant to the provisions of Sections 10.2, 10.3, and 10.4 and his unvested interest shall be governed by the following provisions.

(a)	The unvested portion of such a Member’s Retirement Account shall be forfeited at the earliest of the following:

(i)	the date on which the Member’s entire vested interest in his Retirement Account is considered distributed under paragraph (c) below; or

(ii)	the date such Member completes a Period of Severance of five consecutive years; or

(iii)	the date of the Member’s death.

(b)	Forfeitures from Retirement Accounts shall be applied against the Employer’s next contribution obligation with respect to Retirement Contributions under the Plan.

(c)	A zero vested balance of a Member or Inactive Member shall be treated as though it were distributed immediately when employment terminates.

(d)	If a Member or Inactive Member is reemployed prior to completing a Period of Severance of five consecutive years but after a forfeiture under paragraph (a) above because of an imputed distribution, the forfeited amount(s), unadjusted for interim gains or losses, shall be subject to restoration under paragraph (e).

(e)	Amount(s) subject to restoration under paragraph (d) shall be credited to the Member’s Retirement Account upon reemployment and shall be made from the assets of a special contribution of the Company which shall not constitute an “annual addition” within the meaning of Section 415 of the Code.

7.4.	Election of Former Vesting Schedule.

In the event the Committee adopts an amendment to the Plan that directly or indirectly affects the computation of a Member’s nonforfeitable interest in his Retirement Account, any Member who is credited with three or more years of Vesting Service shall have a right to have his nonforfeitable interest in such account as of the effective date of the amendment continue to be determined under the vesting schedule in effect prior to such amendment rather than under the new vesting schedule, unless the nonforfeitable interest of such Member in such account under the Plan, as amended, at any time is not less than such account interest determined without regard to such amendment. A Member shall exercise such right by giving written notice of his exercise thereof to the Committee within 60 days after the latest of (i) the date he received notice of such amendment from the Committee, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing provisions of this Section 7.4, the vested interest of each Member on the effective date of such amendment shall not be less than his vested interest under the Plan through the later of the effective date or the date the Plan amendment is adopted.

7.5.	Vesting Service.

Subject to the provisions of Sections 7.7 and 7.8, for each Plan Year beginning on or after the Effective Date, a Member shall be credited with Vesting Service in an amount equal to his aggregate Periods of Service whether or not such Periods of Service are completed consecutively and regardless of when completed. Notwithstanding anything to the contrary in the preceding sentence, (1) if a Member terminates his Service (at a time other than during a leave of absence) and subsequently resumes his Service, if his Reemployment Date is within twelve months of his Severance Date, such Period of Severance shall be treated as a Period of Service for purposes of this Section, and (2) if a Member terminates his Service during a leave of absence and subsequently resumes his Service, if his Reemployment Date is within twelve months of the beginning of such leave of absence, such Period of Severance shall be treated as a Period of Service for purposes of the preceding sentence.

7.6.	Transfers.

Notwithstanding the provisions of Section 7.5, years of Vesting Service credited to a person shall be subject to the following:

(a)	Any person who transfers or re-transfers to employment with an Employer as an Eligible Employee directly from other employment (i) with the Employer in a capacity other than as an Employee or (ii) with a Controlled Entity, shall be credited with years of Vesting Service, for such other employment as if such other employment were employment with an Employer as an Eligible Employee for the entire period of employment.

(b)	Any person who transfers from employment with an Employer as an Eligible Employee directly to other employment (i) with an Employer in a capacity other than as an Eligible Employee or (ii) with a Controlled Entity, shall be deemed by such transfer not to lose his credited years of Vesting Service, and shall be deemed not to retire or otherwise terminate his employment until such time as he is no longer in the employment of a Controlled Entity, at which time he shall become entitled to benefits, if he is otherwise eligible therefor under the provisions of the Plan; provided, however, that up to such time he shall receive credit for years of Vesting Service for such other employment as if such other employment were employment with the Employer as an Eligible Employee.

7.7.	Loss and Reinstatement of Years of Vesting Service.

Except as otherwise specifically provided in this Section 7.7, a Member’s years of Vesting Service to be taken into account in determining his vested interest in his Retirement Account shall be lost if he retires or if his employment with an Employer and its Controlled Entities terminates for any other reason and, if he thereafter returns to employment as an Eligible Employee, he shall be treated for Plan purposes as a new Eligible Employee. Notwithstanding the foregoing provisions, a retired or former Member who returns to employment with an Employer or a Controlled Entity shall be reinstated with the years of Vesting Service with which he was credited at the time of his prior retirement or other termination of employment if:

(a)	he was eligible for a benefit from his Retirement Account, or he had an amount greater than zero credited to his Basic Account, his Matching Account, or his Supplemental Account at the time of his previous retirement or other termination of employment, or

(b)	he terminated his employment before satisfying the conditions of eligibility for a benefit from his Retirement Account, and with no amount then credited to his Basic Account, his Matching Account, or his Supplemental Account and he is reemployed by an Employer or a Controlled Entity before he incurs a Period of Severance that equals or exceeds the greater of five years or his aggregate Period of Service completed before such Period of Severance.

Years of Vesting Service which are reinstated under this Section 7.7 shall be reinstated in accordance with and subject to all applicable provisions of the Plan with respect to reemployment.

7.8.	Prior Plan Vesting and Forfeitures.

A Member or an Inactive Member whose Separate Account includes amounts that were transferred to the Plan in connection with a plan merger or plan-to-plan transfer shall be subject to the additional vesting and forfeiture provisions, if any, as specified in an Addendum.

7.9.	Finality of Determinations.

Notwithstanding anything to the contrary contained in this Article VII, there shall be no duplication of years of Vesting Service credited to an Employee for any one period of his employment with an Employer or a Controlled Entity. All determinations with respect to the crediting of years of Vesting Service under the Plan shall be made on the basis of the records of the Employers, and all determinations so made shall be final and conclusive upon Eligible Employees, former Eligible Employees, and all other persons claiming a benefit interest under the Plan. In addition, the Committee shall have the exclusive responsibility with respect to determining the amount of Basic, Matching, and Retirement Contributions, and any adjustment thereto to comply with the terms of the Plan or the Code. A determination so made shall be final and conclusive upon the Employer, all Members, and Beneficiaries.

ARTICLE VIII
WITHDRAWALS WHILE EMPLOYED

8.1.	Withdrawals Prior to Age 59½.

Subject to the provisions in this Section 8.1, a Member or an Inactive Member who is receiving compensation from a Controlled Entity and who has not attained age 59½, may:

(a)	file a written request with the Committee in the form and within the time period prescribed by the Committee for a withdrawal of an amount credited to his Separate Accounts attributable to Basic, Rollover, Supplemental and Transferred Contributions. Such withdrawal shall be permitted only if (i) the reason for the withdrawal is to enable the Member to meet an immediate and heavy financial need which meets the requirements of Section 401(k) of the Code and regulations thereunder and which cannot be reasonably relieved from other sources, including but not limited to sources outside the Plan and all other accounts and available nontaxable loans under the Plan; provided, however, that a Member shall not be required to take actions that would have the effect of increasing the amount of the need or to take commercial loans that are not available on reasonable commercial terms, and (ii) would not exceed the lesser of the balance of such Separate Accounts or the amount required to meet the need for which the withdrawal is requested. The amount required to meet the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. If the Committee approves such request, such withdrawal shall be made from a Member’s Separate Accounts in accordance with procedures established by the Committee. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Member if the withdrawal is for:

(1)	Expenses for medical care described in Section 213(d) of the Code previously incurred by the Member, the Member’s spouse, or any dependents of the Member (as defined in Section 152 of the Code and determined without regard to Section 152(b)(1), (b)(2), or (d)(1)(B) of the Code) or necessary for those persons to obtain medical care described in Section 213(d) of the Code and not reimbursed or reimbursable by insurance, determined without regard to whether such expenses exceed 7.5% of adjusted gross income;

(2)	Costs directly related to the purchase of a principal residence of the Member (excluding mortgage payments);

(3)	Payment of tuition and related educational fees, and room and Board expenses, for the next twelve months of post-secondary education for the Member or the Member’s spouse, children, or dependents (as defined in Section 152 of the Code and determined without regard to Section 152(b)(1), (b)(2), or (d)(1)(B) of the Code);

(4)	Payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member’s principal residence; or

(5)	Payments for burial or funeral expenses for the Member’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code and without regard to Section 152(d)(1)(B) of the Code);

(6)	Expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceed 10% of the Member’s adjusted gross income); or

(7)	Such other financial needs that the Commissioner of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices, and other documents of general applicability.

The above notwithstanding, withdrawals under this Paragraph from a Member’s Basic Account shall be limited to the sum of the Member’s Basic Contributions to the Cameron International Corporation Retirement Savings Plan, plus income allocable thereto and credited to the Member’s Basic Account as of the Valuation Date coincident with or next preceding December 31, 1988, less any previous withdrawals of such amounts.

(b)	file a request with the Committee in the form and within the time period prescribed by the Committee for a withdrawal of an amount credited to his Supplemental Account.

(c)	file a request with the Committee in the form and within the time period prescribed by the Committee for a withdrawal of his Rollover Contributions (along with any earnings and net of any losses attributable thereto).

8.2.	Withdrawals After Age 59½.

Subject to the provisions of this Section 8.2, a Member or an Inactive Member who is receiving compensation from a Controlled Entity and who has attained at least age 59½, may file a written request with his Employer in the form and within the time period prescribed by the Committee for a withdrawal of an amount credited to his Separate Accounts; provided, however, that such a Member may request a withdrawal of amounts credited to his Separate Accounts only to the extent of his vested interest in such amounts, as determined in accordance with Section 7.2. A withdrawal made pursuant to this Section 8.2 shall be made from a Member’s or Inactive Member’s Separate Accounts as elected by such Member or Inactive Member.

8.3.	Form of Withdrawals.

All withdrawals made from Separate Accounts invested in the Funds, other than the Common Stock Fund, shall be in the form of cash. All withdrawals made from Separate Accounts invested in the Common Stock Fund shall be in the form of Common Stock or cash, as elected by the Member; provided, however, that the value of any fractional shares of Common Stock shall be distributed in the form of cash. Any withdrawal hereunder which constitutes an Eligible Rollover Distribution shall be subject to the direct rollover election described in Section 10.9.

8.4.	Withdrawals of Prior Plan Amounts.

In addition to all other withdrawal rights available pursuant to this Article VIII, a Member or an Inactive Member whose Separate Account includes amounts that were transferred to the Plan in connection with a plan merger or plan-to-plan transfer and who is receiving Compensation from a Controlled Entity shall have the additional withdrawal rights, if any, as specified in an Addendum.

8.5.	No Restriction from Making Basic Contributions.

Notwithstanding anything to the contrary in the Plan, no Member shall be restricted from making Basic Contributions under the Plan by reason of having received a withdrawal of amounts credited to his Separate Accounts prior to his severance from employment with the Company and its Controlled Entities.

ARTICLE IX
LOANS

9.1.	Eligibility for Loan.

Upon application by (1) any Member who (a) is on the United States payroll of the Employer and (b) is receiving compensation other than severance pay from a Controlled Entity, or (2) any Member (x) who is a party-in-interest, as that term is defined in section 3(14) of ERISA, as to the Plan, (y) who is no longer employed by the Employer, who is a beneficiary of a deceased Member, or who is an alternate payee under a qualified domestic relations order, as that term is defined in section 414(p)(8) of the Code, and (z) who retains a balance in his Separate Account under the Plan (an individual who is eligible to apply for a loan under this Article being hereinafter referred to as a “Member”), the Committee may in its discretion direct the Trustee to make a loan or loans to such Member provided that such Member has not had an outstanding loan from the Plan for at least one month and provided further that a loan from the Plan to such Member is not prohibited by applicable law. Such loans shall be made pursuant to the provisions of the Plan’s written loan procedure, as adopted and amended from time to time by the Committee, which procedure is hereby incorporated by reference as a part of the Plan.

9.2.	Maximum Loan.

(a)	A loan to a Member may not exceed 50% of the nonforfeitable balance of such Member’s Separate Accounts (excluding his Retirement Account).

(b)	Paragraph (a) above to the contrary notwithstanding, the amount of a loan made to a Member under this Article shall not exceed an amount equal to the difference between:

(i)	The lesser of $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made over (B) the outstanding balance of loans from the Plan on the date on which the loan is made) or one-half of the present value of the Member’s total nonforfeitable accrued benefit under all qualified plans of the Employer or a Controlled Entity; minus

(ii)	The total outstanding loan balance of the Member under all other loans from all qualified plans of the Employer or a Controlled Entity.

9.3.	Loans from Prior Plan Amounts.

In addition to all other loan rights available pursuant to this Article IX, a Member or an Inactive Member whose Separate Account includes amounts that were transferred to the Plan in connection with a plan merger or plan-to-plan transfer and who is receiving Compensation from a Controlled Entity shall have the additional loan rights, if any, as specified in an Addendum.

ARTICLE X
DISTRIBUTION ON RETIREMENT OR OTHER TERMINATION OF EMPLOYMENT

10.1.	Eligibility for Distribution.

Upon termination of employment with the Controlled Entities, each Member and Inactive Member shall be entitled to receive the entire interest of his Basic, Supplemental, Matching, and Rollover/Transfer Accounts and the vested interest of his Retirement Account, if any, in accordance with his provisions of Sections 10.2 and 10.3. Notwithstanding the provisions of the Plan regarding availability of distributions from the Plan upon “termination of employment,” a Member’s vested interest in his Separate Accounts shall be distributed on account of the Member’s “severance from employment” as such term is used in Section 401(k)(2)(B)(i)(I) of the Code. If a Member’s employment status changes from that of a common law employee of the Employer to a Leased Employee, such Participant shall not be deemed to have a “severance from employment” and, therefore, will not be eligible for a distribution under the Plan as a result of such employment status change. Further, a Member’s deemed severance from employment pursuant to Section 414(u)(12)(B)(i) shall not be a “severance from employment” for purposes of this Section 10.1, and, therefore, such Member shall not be eligible for a distribution under the Plan as a result of such deemed severance.

10.2.	Distribution of Separate Accounts.

Subject to the provisions of Section 10.3, the Committee shall direct the Trustee to make distribution to a Member or Inactive Member, who becomes eligible to receive the vested interest of his Separate Accounts pursuant to the provisions of Section 10.1 in the manner hereinafter set forth.

(a)	Distributions of $1,000 or Less. If the value of the vested interest of a Member or Inactive Member in his Separate Accounts is $1,000 or less (or $5,000 or less in the case of a distribution after a Member’s death), distribution thereof shall be made to such a Member (or his Beneficiary, as applicable) as soon as practicable in a single sum payment.

(b)	Distributions of More than $1,000 But Not More Than $5,000. If the value of the vested interest of a Member or Inactive Member in his Separate Accounts is more than $1,000 but not more than $5,000, such Member may elect to receive distribution of such Accounts as soon as practicable in a single sum payment at any time prior to attainment of age 70½; provided, however, distribution after a Member’s death may be made without consent pursuant to Section 10.2(a) if the value of the vested interest in his Account(s) is $5,000 or less. Such election may be made without the consent of such Member’s spouse, if any. In the event of a distribution pursuant to this Section 10.2(b), if the Member does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Member in a direct rollover in accordance with Section 10.9 or to receive the distribution directly in accordance with this Section 10.2(b), then the Plan Administrator will direct the Trustee to pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

(c)	Distributions of Over $5,000. If the value of the vested interest of a Member or Inactive Member in his Separate Accounts is in excess of $5,000 such Member may elect to receive distribution of his Separate Accounts in a single sum payment at any time prior to attainment of age 70½. No less than thirty days (unless such thirty-day period is waived by an affirmative election in accordance with applicable Treasury regulations) and no more than 180 days before the date a Member’s Plan interest is to be distributable to him, the Committee shall inform the Member of his right to defer the distribution of his benefit and shall describe the Member’s Eligible Rollover Distribution election rights pursuant to Section 10.9. Such information shall also describe for the Member the consequences of failing to defer the distribution of his Plan interest. Notwithstanding the foregoing, no such distribution may be made to a Member or Inactive Member prior to Retirement Age, unless such Member consents in writing to such distribution.

(d)	Disregard of Rollover Contributions for Valuation of Involuntary Cash Outs in Certain Cases. For purposes of application of the $5,000 threshold of Sections 10.2(a), 10.2(b), 10.2(c) and 12.5, the value of a Member’s vested interest in his Separate Accounts shall be determined without regard to that portion of such accounts which is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code. If the value of a Member’s Separate Accounts as so determined is $5,000 or less, the Member’s entire nonforfeitable account balance (including amounts attributable to such Rollover Contributions) shall be distributable pursuant to an election under Section 10.2(b) or distributed pursuant to Section 10.2(a) or 12.5, as applicable.

10.3.	Time and Form of Distribution.

Unless the Member or Inactive Member otherwise elects (or is deemed to elect otherwise because the present value of such Member’s nonforfeitable benefit exceeds $5,000 and he fails to consent to a distribution while his benefit is immediately distributable within the meaning of Treasury Regulations), the payment of benefits under the Plan to such Member shall begin no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

(i)	The date on which such Member attains age 65;

(ii)	The tenth anniversary of the date on which such Member commenced participation in the Plan; and

(iii)	The date on which such Member terminates service with the Controlled entities.

All single sum distributions shall be made in cash; provided, however, a Member (or, if authorized by the Member, his designated beneficiary or legal representative in the case of a deceased Member), may elect to have the portion of his Accounts that is then invested in the Common Stock Fund distributed in whole shares of Common Stock, with any partial shares to be distributed in cash.

10.4.	Limitation on Commencement of Distribution.

Notwithstanding any provision in the Plan to the contrary, all distributions required under this Article X shall be determined and made in accordance with the regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the regulations. Accordingly, the entire interest of a Member or Inactive Member in his Separate Accounts must be distributed, or must begin to be distributed, no later than such Member’s Mandatory Distribution Date. The Mandatory Distribution Date of a Member or Inactive Member shall be determined as follows:

(i)	The Mandatory Distribution Date of such a Member who attains age 70½ shall be the first day of April of the calendar year following the later of (A) the calendar year in which such Member attains age 70½ or (B) the calendar year in which such Member terminates his employment with the Employer (provided, however, that Clause (B) of this sentence shall not apply in the case of a Member who is a “five-percent Owner” (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Member attains age 70½).

(ii)	The Mandatory Distribution Date of a Member who dies before another Mandatory Distribution Date shall be (A) if payable to other than the Member’s spouse, the last day of the one-year period following the death of such Member or (B) if payable to the Member’s spouse, after the date upon which such Member would have attained age 70-1/2, unless such surviving spouse dies before payments commence, in which case the Mandatory Distribution Date may not be deferred beyond the last day of the one-year period following the death of such surviving spouse.

Minimum distributions shall be determined in accordance with Section 10.12.

10.5.	Restriction on Alienation.

Except as provided in Sections 401(a)(13)(B) and 414(p) of the Code relating to qualified domestic relations orders, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process. No person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

10.6.	Payments to Incompetents or Minors.

In the event that it shall be found that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, or is a minor, such amount (unless prior claim therefor shall have been made a duly qualified guardian or other legal representative) may, in the discretion of the Committee, be paid to a duly appointed guardian or to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Committee. Any such payment shall be charged to the Separate Accounts from which any such payment would otherwise have been paid to the individual found to be a minor or incapable of attending to his financial affairs and shall be a complete discharge or any liability therefor under the Plan.

10.7.	Commercial Annuities.

In any case where a benefit payable under the Plan is to be paid in the form of a commercial annuity, a commercial annuity contract shall be purchased and distributed to the Member, Inactive Member, or Beneficiary, as the case may be. Upon the distribution of any such contract, the Plan shall have no further liability with respect to the amount used to purchase the annuity contract and the company issuing such contract shall be solely responsible to the recipient of the contract for the annuity payments thereunder. All certificates for commercial annuity benefits shall be non-transferable, and no benefit thereunder may be sold, assigned, discounted, or pledged. Any commercial annuity purchased under the Plan shall contain such terms and provisions as may be necessary to satisfy the requirements under the Plan.

10.8.	Actuarial Equivalency.

With respect to any benefit payment pursuant to the Plan, whichever form of payment is selected, the value of such benefit shall be the actuarial equivalent of the value of the vested balance of the Separate Accounts to which the particular Member, Inactive Member, or Beneficiary, as the case may be, is entitled.

10.9.	Eligible Rollover Distributions.

Each Member and Beneficiary who receives an Eligible Rollover Distribution may elect in the time and in a manner prescribed by the Committee to have all or any portion of such Eligible Rollover Distribution transferred to an Eligible Retirement Plan; provided, however, that only one such transfer may be made with respect to an Eligible Rollover distribution to an Eligible Retirement Plan. Notwithstanding the foregoing, the Member may elect, after receiving the notice required under Section 402(f) of the Code, to receive such Eligible Rollover Distribution prior to the expiration of the 30-day period beginning on the date such Member is issued such notice; provided that the Member or Beneficiary is permitted to consider his decision for at least 30 days and is advised of such right in writing.

10.10.	Deferral of Payments.

Subject to the provisions of Section 10.4, but notwithstanding the provisions of any other Section of the Plan to the contrary, a Member whose Plan interest is determined to have a present value more than $1,000 (or more than $5,000 in the case of a deceased Member) shall not receive payment of such interest prior to the later of normal Retirement Age or age 62, unless consented to by the Member in writing.

10.11.	Lost or Missing Members or Beneficiaries.

In the case of a benefit payable on behalf of a Member, if the Committee is unable to locate the Member or beneficiary to whom such benefit is payable, upon the Committee’s determination thereof, such benefit shall be forfeited. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan in the manner provided in Section 7.3.

10.12.	Minimum Distribution Requirements.

(a)	The provisions of this Section 10.12 will take precedence over any inconsistent provisions of the Plan.

(b)	All distributions required under this Section 10.12 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(c)	Notwithstanding the other provisions of this Section 10.12, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(d)	The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date. If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)	If the Member’s surviving spouse is the Member’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70½, if later.

(2)	If the Member’s surviving spouse is not the Member’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(3)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(4)	If the Member’s surviving spouse is the Member’s sole Designated Beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this Paragraph (disregarding item (1) above), will apply as if the surviving spouse were the Member.

For purposes of this Paragraph (d) and Paragraph (f) below, unless item (4) above applies, distributions are considered to begin on the Member’s Required Beginning Date. If item (4) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under item (1) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s Required Beginning Date (or to the Member’s surviving spouse before the date distributions are required to begin to the surviving spouse under item (1) above), the date distributions are considered to begin is the date distributions actually commence. Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Paragraphs (e) and (f) of this Section 10.12, whichever is applicable. If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

(e)	During the Member’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1)	the quotient obtained by dividing the Member’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or

(2)	if the Member’s sole Designated Beneficiary for the Distribution Calendar Year is the Member’s spouse, the quotient obtained by dividing the Member’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the Distribution Calendar Year.

Required minimum distributions will be determined under this Paragraph (e) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.

(f)	If the Member dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the longer of the remaining Life Expectancy of the Member or the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as follows:

(1)	The Member’s remaining Life Expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(2)	If the Member’s surviving spouse is the Member’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Member’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Member’s surviving spouse is not the Member’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

If the Member dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the Member’s remaining Life Expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(g)	If the Member dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as provided in item (1), (2) or (3) of Paragraph (f), whichever is applicable. If the Member dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death. If the Member dies before the date distributions begin, the Member’s surviving spouse is the Member’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under item (1) of Paragraph (d), this Paragraph (g) will apply as if the surviving spouse were the Member. Notwithstanding the foregoing, if the Member dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in Paragraph (d) above but the Member’s entire interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Member’s death. If the Member’s surviving spouse is the Member’s sole Designated Beneficiary and the surviving spouse dies after the Member but before distributions to either the Member or the surviving spouse begin, this Paragraph will apply as if the surviving spouse were the Member.

(h)	For purposes of this Section 10.12, the following terms and phrases shall have these respective meanings:

(1)	Designated Beneficiary: The individual who is designated as a Member’s beneficiary under Section 11.1 of the Plan and is a Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(2)	Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Paragraph (d). The required minimum distribution for the Member’s first Distribution Calendar Year will be made on or before the Member’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3)	Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(4)	Member’s Account Balance. The balance in a Member’s Separate Accounts as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Member’s Accounts as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. A Member’s Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(5)	Requiring Beginning Date. With respect to a Member or beneficiary, the date described in Section 10.4 of the Plan.

10.13.	Distribution Rules for Prior Plan Amounts.

A Member or Inactive Member who has terminated employment with the Controlled Entities and whose Separate Account includes amounts that were transferred to the Plan in connection with a plan merger or plan-to-plan transfer, such amounts shall be subject to the distribution provisions of Sections 10.2 and 10.3, except as may be otherwise specified for any such amounts in an Addendum.

ARTICLE XI
BENEFICIARIES AND DEATH BENEFITS

11.1.	Designation of Beneficiary.

In the event of the death of a Member or Inactive Member prior to distribution in full of his interest under the Plan, the spouse, if any, of such Member shall be his Beneficiary and receive distribution of his remaining interest in accordance with the provisions of Section 11.4; provided, however, that a Member or Inactive Member, may designate a person or persons other than his spouse as his Beneficiary if the requirements of Section 11.3 are met.

11.2.	Beneficiary in the Absence of Designated Beneficiary.

If a Member or Inactive Member who dies does not have a surviving spouse and if no Beneficiary has been designated pursuant to the provisions of Section 11.1, or if no Beneficiary survives such Member, then the Beneficiary shall be the estate of such Member. If any Beneficiary designated pursuant to Section 11.1 dies after becoming entitled to receive distribution hereunder and before such distributions are made in full, and if no other person or persons have been designated to receive the balance of such distributions upon the happening of such contingency, the estate of such deceased Beneficiary shall become the Beneficiary as to such balance.

11.3.	Spousal Consent to Beneficiary Designation.

An election to designate a Beneficiary other than the spouse of such Member or Inactive Member shall not be effective unless (A) such spouse has consented thereto in writing and such consent (i) acknowledges the effect of such election, (ii) either consents to the specific designated beneficiary (which designation may not be subsequently changed by the Member or Inactive Member without spousal consent) or expressly permits such designation by the Member or Inactive Member without the requirement of further consent by the spouse, and (iii) is witnessed by a Plan representative (other than the Member, or Inactive Member, as applicable) or a notary public, or (B) the consent of such spouse cannot be obtained because the spouse cannot be located or because of other circumstances described by applicable Treasury regulations. Any such consent by such spouse shall be irrevocable.

11.4.	Death Benefits.

In the event of the death of a Member or Inactive Member prior to distribution in full of his interest in the Plan, the Beneficiary of such Member shall receive distribution of such Member’s remaining interest in his Separate Accounts in a single sum to such Member’s Beneficiary.

11.5.	Beneficiaries and Death Benefits for Prior Plan Amounts.

Upon the death of a Member or Inactive Member whose Separate Account includes amounts that were transferred to the Plan in connection with a plan merger or a plan-to-plan transfer, such amounts shall be subject to the beneficiaries and death benefit provisions of Sections 11.1, 11.2, 11.3 and 11.4, except as may be otherwise specified for any such amounts in an Addendum.

ARTICLE XII
ADMINISTRATION

12.1.	Plan Administrator.

For purposes of ERISA, the Committee shall be the Plan Administrator and, as such, shall be responsible for the compliance of the Plan with the reporting and disclosure provisions of ERISA.

12.2.	Authority of the Committee.

The Committee shall have all the powers and authority expressly conferred upon it herein and, further, shall have the sole right, in its discretion, to interpret and construe the Plan, and to determine any disputes arising thereunder, subject to the provisions of Section 7.9. In exercising such powers and authority, the Committee at all times shall exercise good faith, apply standards of uniform application, and refrain from arbitrary action. Any decision of the Committee in such exercise of its powers, authorities and duties shall be final and binding upon all affected parties. The Committee may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Committee shall be a “named fiduciary” as that term is defined in Section 402(a)(2) of ERISA. The Committee may:

(a)	allocate any of the powers, authorities, or responsibilities for the operation and administration of the Plan, which are retained by it or granted to it by this Article XII, to the Trustee; and

(b)	designate a person or persons other than itself to carry out any of such powers, authorities, or responsibilities;

provided, however, that no powers, authorities, or responsibilities of the Trustee shall be subject to the provisions of paragraph (b) of this Section 12.2; and provided further, that no allocation or delegation by the Committee of any of its powers, authorities, or responsibilities to the Trustee shall become effective unless such allocation or delegation first shall be accepted by the Trustee in a writing signed by it and delivered to the Committee.

To prevent any two parties to the Plan from being deemed co-fiduciaries with respect to any particular function, both the Plan and the Trust Agreement are intended, and should be construed, to allocate to each party to the Plan or the Trust Agreement, as applicable, only those specific powers, duties, responsibilities, and obligations as are specifically granted to it under the Plan or Trust. The Plan is intended to allocate to each named fiduciary the individual responsibility for proper execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such named fiduciaries unless such sharing is provided for by a specific provision of the Plan or Trust.

12.3.	Action of the Committee.

Any act authorized, permitted, or required to be taken by the Committee under the Plan, which has not been delegated in accordance with Section 12.2, may be taken by a majority of the members of the Committee, either by vote at a meeting, or in writing without a meeting. All notices, advices, directions, certifications, approvals, and instructions required or authorized to be given by the Committee under the Plan shall be in writing and signed by either (i) a majority of the members of the Committee, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) a person who becomes authorized to act for the Committee in accordance with the provisions of paragraph (b) of Section 12.2. Subject to the provisions of Section 12.4, any action taken by the Committee which is authorized, permitted, or required under the Plan shall be final and binding upon the Company and the Trustees, all persons who have or who claim an interest under the Plan, and all third parties dealing with any Trustee or the Company.

12.4.	Claims Review Procedure.

Claims for Plan benefits and reviews of Plan benefit claims which have been denied or modified will be processed in accordance with the written Plan claims procedures established by the Committee, which procedures are hereby incorporated by reference as a part of the Plan and may be amended from time to time by the Committee.

12.5.	Qualified Domestic Relations Orders.

Except as otherwise provided with respect to “qualified domestic relations orders” and certain judgments and settlements pursuant to section 206(d) of the Act and sections 401(a)(13) and 414(p) of the Code, and, except as otherwise provided under other applicable law, no right or interest of any kind in any benefit shall be transferable or assignable by any Member or any beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution, or levy of any kind. Plan provisions to the contrary notwithstanding, the Plan shall comply with the terms and provisions of any “qualified domestic relations order,” including an order that requires distributions to an alternate payee prior to a Member’s “earliest retirement age” as such term is defined in section 206(d)(3)(E)(ii) of the Act and section 414(p)(4)(B) of the Code, and the Committee shall establish appropriate procedures to effect the same. In the event that the total value of an amount directed to be paid pursuant to a qualified domestic relations order is not in excess of $5,000, such amount shall be paid to the recipient or recipients identified in such order in one lump sum payment as soon as practicable after such order has been determined to be a qualified domestic relations order.

12.6.	Indemnification.

In addition to whatever rights of indemnification the members of the Executive Committee, members of the Committee, or any other person or persons (other than the Trustees or individuals, other than members of the Executive Committee, who are not employed by the Company or its affiliates) to whom any power, authority, or responsibility of the Company is allocated or delegated pursuant to paragraph (b) of Section 12.2, may be entitled under the Master Formation Agreement of the Company, under the Employee Matters Agreement relating to the Company, under any provision of law, or under any other agreement, the Company shall satisfy such liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise, or failure to exercise, by such member or such other person or persons of any of the powers, authorities, responsibilities, or discretion of the Company or the Committee as provided under the Plan and the Trust Agreement, or reasonably believed by such member or such other person or persons to be provided thereunder, and any action taken by such member or such other person or persons in connection therewith.

12.7.	Temporary Restrictions.

In order to ensure an orderly transition in the transfer of assets to the Trust from another trust fund maintained under the Plan or from the trust fund of a plan that is merging into the Plan or transferring assets to the Plan or to ensure an orderly transition of recordkeeping, valuation, or other administrative activities from one service provider to another service provider, the Committee may, in its discretion, temporarily prohibit or restrict withdrawals, loans, changes to contribution elections, changes of investment designation of future contributions, transfers of amounts from one Fund to another Fund, or such other activity as the Committee deems appropriate, provided that any such temporary cessation or restriction of such activity shall be in compliance with all applicable law and the Committee shall have provided to Members, Inactive Members, their beneficiaries, and alternate payees the notices and information required to be provided with respect to such temporary cessation or restriction of such activity by applicable law and regulations.

ARTICLE XIII
AMENDMENT AND TERMINATION

13.1.	Amendment.

Subject to the provisions of Section 13.2, the Company may at any time and from time to time, amend the Plan. Further, the Committee may amend the Plan at any time and from time to time, with any such Committee amendment action being exercised in a settlor capacity, provided that: (a) any amendment to the Plan that substantially and materially increases the benefits of officers or directors of the Company shall require the prior approval of the Executive Committee or the committee of the Executive Committee (if any) to which the duty of general oversight has been delegated by the Executive Committee, and (b) notwithstanding anything to the contrary herein, the Committee shall have no authority to amend or modify the Plan’s design or operation as it relates to the offering of the Common Stock Fund and the composition of the Common Stock Fund and the Committee shall have no authority to eliminate or restrict the inclusion of the Common Stock Fund under the Plan or to review or approve any assets in which the Common Stock Fund is invested.

13.2.	Limitation of Amendment.

The Company shall make no amendment to the Plan which shall result in the forfeiture or reduction of the interest of any Member, Inactive Member, Beneficiary, or person claiming under or through any one or more of them pursuant to the Plan; provided, however, that nothing herein contained shall restrict the right to amend the provisions hereof relating to the administration of the Plan and Trust. Moreover, no amendment shall be made hereunder which shall permit any part of the Trust property to revert to any Employer or be used for or be diverted to purposes other than the exclusive benefit of Members, Inactive Members, Beneficiaries, and persons claiming under or through them pursuant to the Plan.

13.3.	Termination.

The Company reserves the right, by action of its Executive Committee, to terminate the Plan as to all Employers at any time. The Plan shall terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers. In the event of the termination of the Plan, written notice thereof shall be given to all Members and Beneficiaries having an interest under the Plan, and to the Trustee. Upon any such termination of the Plan, the Trustee and the Company shall take the following actions for the benefit of Members and Beneficiaries:

(a)	As of the termination date, the Trustee shall value the Funds hereunder and the Committee shall adjust all accounts accordingly. The termination date shall become a Valuation Date. In determining the net worth of the Funds hereunder, the Trustee shall include as a liability such amounts as in the Committee’s judgment shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the Trust property, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b)	The Trustee, upon instructions from the Committee, shall then segregate and distribute an amount equal to the entire interest of each Member, Inactive Member, and Beneficiary in the Funds to or for the benefit of each Member, Inactive Member, or Beneficiary in accordance with the provisions of Sections 10.2 and 10.3.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination or discontinuance of contributions by the Employers, the interest of each Member, Inactive Member, and Beneficiary shall become fully vested and nonforfeitable; and, if there is a partial termination of the Plan, the interest of each Member, Inactive Member, and Beneficiary who is affected by such partial termination shall become fully vested and nonforfeitable.

13.4.	Withdrawal of an Employer.

An Employer other than the Company may, by action of its board of directors or non-corporate counterpart, withdraw from the Plan, such withdrawal to be effective upon notice in writing to the Company (the effective date of such withdrawal being hereinafter referred to as the “withdrawal date”), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or in the event it ceases to be a Controlled Entity.

13.5.	Reorganization.

The merger, consolidation, or liquidation of the Company or any Employer with or into the Company or any other Employer shall not constitute a termination of the Plan as to the Company or such Employer.

ARTICLE XIV
ADOPTION BY AFFILIATES: EXTENSION
TO NEW BUSINESS OPERATIONS

Any Affiliate of the Company which at the time is not an Employer may, with the consent of the Committee, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed pursuant to the authority of its board of directors or non-corporate counterpart and to be filed with the Company.

ARTICLE XV
MISCELLANEOUS PROVISIONS

15.1.	No Commitment as to Employment.

Nothing herein contained shall be construed as a commitment or agreement upon the part of any Employee hereunder to continue his employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment or rate of compensation of any Employee hereunder for any period.

15.2.	Benefits.

Nothing in the Plan shall be construed to confer any right or claim upon any person other than the parties hereto, Members and Beneficiaries.

15.3.	No Guarantees.

None of the Company, any other participating Employer, the Committee, the Executive Committee or the Trustee guarantees the Trust from loss or depreciation, nor the payment of any amount which may become due to any person hereunder. All benefits payable under the Plan shall be paid or provided for solely from the Plan assets and none of the Company, any other participating Employer, the Committee, the Executive Committee or the Trustee assumes any liability or responsibility for the adequacy thereof.

15.4.	Exclusive Benefit.

No part of the Plan assets shall be used for any purpose other than the exclusive purpose of providing benefits which Members and Beneficiaries are entitled to under the Plan, and for the purpose of defraying the reasonable expenses of administering the Plan.

15.5.	Duty to Furnish Information.

Each of the Employers, the Company, the Committee or the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that any other reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

15.6.	Merger, Consolidation, or Transfer of Plan Assets.

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Member, Inactive Member, and Beneficiary in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated). Further, this Plan and Trust may not transfer its assets or liabilities to any other plan, unless the Plan Administrator reasonably concludes that such other plan provides that the transferred amounts may not be distributed before the times specified in Treasury regulation section 1.401(k)-1(d).

15.7.	Return of Contributions to Employers.

Notwithstanding any other provision of the Plan to the contrary, Basic, Matching and Retirement Contributions are contingent upon the deductibility of such contributions under Section 404 of the Code. In the event a Basic, Matching or Retirement Contribution (or any portion thereof) is made under a mistake of fact, such a contribution shall be returned to the Employers within one year after the payment of the contribution. Since Basic, Matching and Retirement Contributions (or any portion thereof) are conditioned upon the deductibility of the contribution under Section 404 of the Code as set forth above, in the event such deduction is disallowed, any such contribution shall be returned to the Employers within one year after the disallowance of the deduction.

15.8.	Addenda.

In the event that it is deemed necessary to accommodate any transition of coverage under other benefit plans to coverage under the Plan with respect to certain groups of Employees, an Addendum setting forth special overriding provisions applicable to such Employees may be added to the Plan. Each Addendum shall for all purposes constitute a part of the Plan and in the event of conflict with any other provision of the Plan, shall control. The provisions of the Plan, together with the provisions specified in each Addendum shall constitute the terms of the Plan applicable to the Employees specified in the Addendum.

15.9.	Validity of Agreement.

Except as provided under federal law, the provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Texas.

15.10.	Uniformed Services Employment and Reemployment Rights Act Requirements.

(a)	Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Code Section 414(u) and this Section 15.10. Specifically, as required by Code Section 414(u)(8), a Member will be treated as not having incurred a break in Service because of his period of Qualified Military Service, the Member’s Qualified Military Service will be treated as Service under the Plan for vesting and contribution purposes and the Member will be permitted to make up any Basic Contributions he would have otherwise been eligible to make during the period of Qualified Military Service.

(b)	If a Member’s death occurs while performing Qualified Military Service, then, provided such Member was entitled to reemployment rights with respect to the Employer under Code section 414(u) as of the date of his death, the Member’s beneficiary or beneficiaries shall be entitled to any benefits (other than benefit accruals relating to the period of Qualified Military Service) that would be provided under the Plan if the Member had resumed and then terminated his Service on account of death, in compliance with Code section 401(a)(37) and the Treasury regulations and guidance issued by the Internal Revenue Service thereunder.

(c)	If an individual is paid remuneration by an Employer that constitutes a “differential wage payment” within the meaning of Code Section 3401(h)(2), then such individual shall be treated as an Employee of the Employer making the payment.

(d)	No Member or beneficiary shall be entitled to any continued employer contributions under Code Section 414(u)(9) (as enacted under section 104(b) of the Heroes Earnings Assistance and Relief Tax Act of 2008) by reason of incurring a death or disability during a period of Qualified Military Service.

15.11.	Plan Administration Communications and Systems.

The Committee may establish telephone and/or electronic media systems and procedures (including on-line mechanisms) for purposes of effecting Plan communications and Plan administration operations. To the extent that any such telephone and/or electronic media systems and procedures are established by the Committee, references in the Plan suggesting that other systems or procedures would be used for purposes of effecting a given Plan communication or Plan administration operation shall be superseded and reference to the telephone or electronic media system or procedure which was effected, as communicated to Participating Employees, shall be deemed substituted therefor.

ARTICLE XVI
SECTION 415 LIMITATIONS

16.1.	Application.

The provisions set forth in this Article XVI are intended solely to comply with the requirements of Section 415 of the Code, as amended, and shall be interpreted, applied, and if and to the extent necessary, deemed modified without further formal language so as to satisfy solely the minimum requirements of said Section. For such purposes, the limitations of Section 415 of the Code and the Treasury regulations promulgated thereunder, as amended from time to time, are hereby incorporated by reference and made part hereof as though fully set forth herein, but shall be applied only to particular Plan benefits in accordance with the provisions of this Article XVI, to the extent such provisions are not consistent with Section 415 of the Code and such Treasury regulations. If there is any discrepancy between the provisions in this Article XVI and the provisions of Section 415 of the Code and such Treasury regulations, such discrepancy shall be resolved in such a way as to give full effect to the provisions of Section 415 of the Code and such Treasury regulations. This Article shall also include reference to the applicable provisions of any successor regulation promulgated under Section 415 of the Code.

16.2.	Section 415 Definitions.

For purposes of this Article XVI, the following terms and phrases shall have these respective meanings:

(a)	“Annual Additions” of a Member for any Limitation Year shall mean all amounts that are annual additions (as defined under Treasury Regulation § 1.415(c)-1(b)), including, without limitation, the Basic Contributions, Matching Contributions, Retirement Contributions and forfeitures, if any, allocated to such Member’s Separate Accounts for such year.

(b)	“415 Compensation” of a Member for any Limitation Year shall mean the total of all amounts of compensation (within the meaning of Treasury Regulation § 1.415(c)-2(d)(4)), paid by the Employer to or for the benefit of a Member in such Limitation Year, including all compensation for services rendered or labor performed for the Employer which are required to be reported on the Member’s federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), plus amounts that would be so reported but for an election under Section(s) 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b) of the Code. The 415 Compensation of a Member for any Limitation Year shall include payments of regular compensation for services during the Member’s regular working hours, compensation for services outside the Member’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that are paid to the Member following his Severance Date but which would have been paid to the Member prior to such date if he had continued in employment with the Employer, provided that such payments are paid by the later of two and one-half months following the Member’s Severance Date or the end of the Limitation Year that includes the Severance Date. The 415 Compensation of any Member taken into account for purposes of the Plan shall be limited to $255,000 for any Plan Year with such limitation to be adjusted automatically to reflect any amendments to Section 401(a)(17) of the Code and any cost-of-living increases authorized by Section 401(a)(17) of the Code and prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law. 415 Compensation shall also include “differential wage payments,” as defined in Section 3401(h) of the Code.

(c)	“Limitation Year” shall mean the calendar year.

(d)	“Maximum Annual Additions” of a Member for any Limitation Year shall mean the lesser of (a) $51,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustment authorized by Section 415(d) of the Code and Treasury Regulation § 1.415(d)-1(b)) or (b) 100% of such Member’s 415 Compensation during such Limitation Year, as determined in accordance with the requirements of Treasury Regulation § 1.415(c)-2.

16.3.	Limitations.

Contrary Plan provisions notwithstanding, in no event shall the Annual Additions credited to a Member’s Separate Accounts for any Limitation Year exceed the Maximum Annual Additions for such Member for such year.

16.4.	Multiple Plans.

For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, all defined contribution plans of the Employer are to be treated as one defined contribution plan. In addition, all defined contribution plans of Controlled Entities shall be aggregated for this purpose. For purposes of this Article XVI only, a “Controlled Entity” shall be determined in accordance with Treasury Regulation § 1.415(a)-1(f)(1). If the Annual Additions credited to a Member’s Separate Accounts for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to this Section would exceed the Maximum Annual Additions for such Member for such Limitation Year, the Annual Additions this Plan and under such other plans shall be reduced on a pro rata basis and allocated, reallocated, or returned in accordance with the provisions of applicable law.

16.5.	Contribution Adjustments.

If the limitations set forth in this Article XVI with respect to Annual Additions credited to a Member’s Separate Accounts under this Plan would not otherwise be met for any Limitation Year, the Basic Contributions elections of affected Members may be reduced by the Employer on a temporary and prospective basis in such manner as the Employer shall determine; provided, however, that no such reduction shall be effected in a way that adversely affects the catch-up contribution rights of such Members.

ARTICLE XVII
TOP-HEAVY PLAN RULES

17.1.	Application.

For any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 17.2), the provisions set forth in this Article XVII shall be applied in accordance with Section 416 of the Code.

17.2.	Top-Heavy Definitions.

The following definitions shall be applicable to this Article XVII:

(a)	The term “Compensation” shall mean 415 Compensation, as defined in Section 16.2(b).

(b)	The term “Determination Date” shall mean for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year and for the first Plan Year of the Plan, the last day of that Year.

(c)	The term “Employer” shall mean the Company and each Controlled Entity.

(d)	The term “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $165,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(e)	The term “Permissive Aggregation Group” shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Section 401(a)(4) and 410 of the Code.

(f)	The term “Present Value” shall mean for purposes of computing present value calculations in determining the Top-Heavy Ratio, present value calculations based on the actuarial assumptions as stated in the applicable plan.

(g)	The term “Required Aggregation Group” shall mean (a) each tax qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan terminated), and (b) any other tax qualified plan of the Employer which enables a plan described in clause (a) to meet the requirements of Section 401(a)(4) or 410 of the Code.

(h)	The term “Super Top-Heavy Group” with respect to a particular Plan Year shall mean a Required or Permissive Aggregation Group that, as of the Determination Date, would qualify as a Top-Heavy Group under the definition in Paragraph (j) of this Article XVII with “90 percent” substituted for “60 percent” each place where “60 percent” appears in such definition.

(i)	The term “Super Top-Heavy Plan” with respect to a particular Plan Year shall mean a plan that, as of the Determination Date, would qualify as a Top-Heavy Plan under the definition in Paragraph (k) of this Article XVII with “90 percent” substituted for “60 percent” each place where “60 percent” appears in such definition. A plan is also a “Super Top-Heavy Plan” if it is part of a Super Top-Heavy Group.

(j)	The term “Top-Heavy Group” with respect to a particular Plan Year shall mean a Required or Permissive Aggregation Group if the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the account balances of Key Employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

(k)	The term “Top-Heavy Plan” for any Plan Year beginning after December 31, 1983, the Plan shall be a Top-Heavy Plan if any of the following conditions exist:

(i)	If the Top-Heavy Ratio for the Plan exceeds 60 percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

(ii)	If the Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

(iii)	If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

(l)	The term “Top-Heavy Ratio” shall mean:

(i)	While the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed during a one-year period (or, in the case of a distribution made for a reason other than separation from service, death or disability, a five-year period) ending on the Determination Date(s)) and including distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code, and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period (or, in the case of a distribution made for a reason other than separation from service, death or disability, a five-year period) ending on the Determination Date(s)) and including distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code, both computed in accordance with Section 416 of the Code. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code.

(ii)	While the Employer maintains one or more defined contribution plans (including any simplified employee pension plans) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with Subparagraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with Subparagraph (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

(iii)	For purposes of subparagraphs (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code for the first and second plan years of a defined benefit plan. Notwithstanding the foregoing, the account balances and accrued benefits of individuals who have not performed services for the Employer or any Controlled Entity at any time during the one-year period ending on the applicable Determination Date shall not be considered. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Date that falls within the same calendar year.

(m)	The term “Valuation Date” shall mean for purposes of computing the Top-Heavy Ratio, the Determination Date.

(n)	The term “Non-Key Employee” shall mean any Employee who is not a Key Employee.

17.3.	Top-Heavy Minimum Allocation Rules.

The following Top-Heavy Plan minimum allocation rules shall apply:

(a)	Except as otherwise provided in Paragraphs (b) and (c) below, the Employer contributions and forfeitures allocated on behalf of any Member who is not a Key Employee shall be the lesser of three percent of the non-Key Employee’s compensation or in the case where the Employer has no defined benefit plan which designates the Plan to satisfy Section 401 of the Code, the largest percentage of the first $150,000 of the Key Employee’s compensation, allocated on behalf of any Key Employee for the Plan Year. Basic Contributions cannot be used to satisfy the minimum Section 416 contributions for non-key employees. Further, in making the determination of the percentage at which contributions are made for the Key Employee with the highest percentage, Basic Contributions on behalf of Key Employees are taken into account. Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of this Section 17.3(a) and Section 416(c)(2) of the Code. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements of this Section 17.3(a) shall be treated as matching contributions for purposes of the actual contribution percentage test described in Section 4.3 and other requirements of Section 401(m) of the Code.

(b)	The provisions in Paragraph (a) shall not apply to any Member who is not actively employed as an Eligible Employee by the Employer on the last day of the Plan Year for which the minimum allocation is to be made.

(c)	The provisions in Paragraph (a) shall not apply to any Member to the extent the Member is covered under any other plan or plans of the Employer, and by the terms of such plan or plans it is provided that the minimum allocation or benefit requirements applicable to Top-Heavy Plans shall be met in such other plan or plans. If such other plan is, or if one of such other plans is, a defined benefit plan maintained by the Employer, and such plan is a Top-Heavy Plan, the minimum benefit requirements applicable to Top-Heavy Plans shall be met under such defined benefit plan as provided therein, to the extent such benefit can be provided under such plan or plans. If such other plan is, or if one of such other plans is, a defined contribution plan maintained by the Employer, and such plan is a Top-Heavy Plan, the minimum allocation requirements shall be met under such plan, except as may be otherwise provided in such other plan. The application and administration of the minimum allocation or benefit requirements for Top-Heavy Plans shall be satisfied in a manner so as to only satisfy the minimum allocation/benefit requirements as permissible and so as to avoid any duplication of minimum allocation/benefits for non-Key Employees, as provided under Section 416 of the Code. Further, the top heavy requirements of Section 416 of the Code and this Article XVII of the Plan shall not apply in any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirement of Section 401(k)(12) or 401(k)(13) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) or 401(m)(12) of the Code are met. The Plan will only be deemed to consist solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) or 401(k)(13) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) or 401(m)(12) of the Code are met for a Plan Year if the only contributions which are made to the Plan satisfy the requirements of such sections, as applicable, and the Plan does not by operation as a result of allocation of forfeitures, imposition of contribution allocation service requirements or other operational features ceases to be a plan consisting solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) or 401(k)(13) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) or 401(m)(12) of the Code are met for a Plan Year.

17.4.	Top-Heavy Compensation Limitation.

The annual compensation of any Member to be taken into account under the Plan during any Plan Year in which the Plan is determined to be a Top-Heavy Plan shall not exceed $150,000 (or such adjusted amount determined by the Secretary of the Treasury pursuant to Section 416(d)(2) of the Code).

17.5.	Top-Heavy Vesting Provisions.

In the event that the Plan is determined to be a Top-Heavy Plan with respect to any Plan Year, a Member who is eligible to receive the vested interest in his Retirement Account in accordance with the provisions of Section 7.2 shall be vested in a portion of his Retirement Account which shall be no less than it would be under following vesting schedule:

Years of Service	Vested Percentage

Less than two years	0%
Two but less than three years	20%
Three years	100%

17.6.	Top-Heavy Plan/Benefit Limitations.

In any Plan Year in which the Plan is a Top-Heavy Plan, the denominators of the defined benefit fraction and the defined contribution fraction (as such terms are used in applying the benefit limitation provisions of Section 415 of the Code) shall be computed using 100 percent of the dollar limitation instead of 125 percent.

[Signature Page to Follow]

Executed this 28th day of March, 2013, effective for all purposes as provided above.

ONESUBSEA LLC

By:	/s/ William C. Lemmer
Name:	William C. Lemmer
Title:	President

SIGNATURE PAGE TO
ONESUBSEA LLC RETIREMENT SAVINGS PLAN

ADDENDA

GEOGRAPHICAL INDEX TO ADDENDA

Location	Page

Houston, TX
OneSubsea Joint Venture	AD-3

Little Rock, AR
Cooper Cameron Valves Division Plant in Little Rock, AR	AD-5

Ponca City, OK
Cooper Energy Services Division Plant in Ponca City, OK (Nickles)	AD-7

ONESUBSEA LLC
RETIREMENT SAVINGS PLAN
ADDENDUM

FOR EMPLOYEES
TRANSFERRING EMPLOYMENT TO THE COMPANY
PURSUANT TO THE
EMPLOYEE MATTERS AGREEMENT
DATED ________________, _____
BY AND AMONG
CAMERON INTERNATIONAL CORPORATION,
SCHLUMBERGER LIMITED AND
CERTAIN OF THEIR AFFILIATES

Pursuant to Section 15.8 of the OneSubsea LLC Retirement Savings Plan (the “Plan”), this Addendum relates to the Eligible Employees transferring employment to the Company (the “Transferred Employees”) pursuant to the Employee Matters Agreement (the “Agreement”) respecting the Master Formation Agreement, dated November 14, 2012, by and among Cameron International Corporation, Schlumberger Limited and certain of their Affiliates.

B.	ELIGIBILITY TO PARTICIPATE:

Transferred Employees who are Part Time Employees or Temporary Employees shall be credited with Participation Service for purposes of eligibility to participate in the Plan considering Service with Cameron International Corporation, Schlumberger Limited and their respective Affiliates prior to the Effective Date. Transferred Employees who are Part Time Employees or Temporary Employees and who were members of the Cameron Plan immediately prior to transfer of employment to the Company shall become a Member and participate in the Plan upon employment by the Company as an Eligible Employee.

C.	VESTING SERVICE:

Transferred Employees who were not members of the Cameron Plan immediately prior to transfer of employment to the Company shall be credited with Vesting Service for purposes of vesting under the Plan considering Service with Cameron International Corporation, Schlumberger Limited and their respective Affiliates prior to the Effective Date. Transferred Employees who were members of the Cameron Plan immediately prior to transfer of employment to the Company shall be credited with Vesting Service in an amount equal to their vesting service credited under the Cameron Plan as of such date.

D.	SPECIAL ACCOUNTS FOR PRIOR PLAN BENEFITS:

As required, “Profit Sharing Accounts” shall be established under the Plan to receive amounts transferred from corresponding accounts under the Cameron Plan pursuant to the Agreement as well as amounts allocable to such Profit Sharing Accounts pursuant to an Addendum.

Profit Sharing Accounts shall:

(i)	be treated as Separate Accounts for all purposes under the Plan (except as otherwise specifically provided in an Addendum);

(ii)	be subject to the vesting and forfeiture provisions under Article VII of the Plan in the same manner as Retirement Accounts;

(iii)	not be subject to withdrawals prior to age 59½; and

(iv)	not be used as a basis for a loan.

ONESUBSEA LLC
RETIREMENT SAVINGS PLAN

ADDENDUM

FOR EMPLOYEES OF COOPER CAMERON VALVES DIVISION PLAN AT LITTLE ROCK,
ARKANSAS

Pursuant to Section 15.8 of the OneSubsea LLC Retirement Savings Plan (“Plan”), this Addendum relates to the Cooper Cameron Valves Plant of Cameron International Corporation in Little Rock, Arkansas (formerly Orbit Valve).

A.	SPECIAL ACCOUNT FOR PRIOR PLAN BENEFITS:

Separate sub-accounts shall be maintained with respect to benefits of a Member (an “Orbit Member”) that were transferred to the Cameron Plan from the Orbit Valve Company Profit Sharing Plan (the “Orbit Profit Sharing Plan”) and the Orbit Valve Company Employee Savings Plan (the “Orbit Savings Plan”). Amounts in such separate sub-accounts that are attributable to a Member’s Matching and Profit Sharing Contribution Accounts under the Orbit Savings Plan and a Member’s Account under the Orbit Profit Sharing Plan shall respectively vest in accordance with the vesting schedule contained in the plans from which such amounts were transferred, which is set forth below:

YEARS OF SERVICE	NONFORFEITABLE PERCENTAGE
0-4	0%
5 or more	100%

In addition to the withdrawal rights contained in Section 8.2 of the Plan, Orbit Members who participated in the Orbit Profit Sharing Plan may withdraw all or any part of the vested amount of their Employer Profit Sharing contributions credited to their Matching Account after attaining age 59½. Furthermore, an Orbit Member who participated in the Orbit Profit Sharing Plan with less than five years of Vesting Service may not withdraw amounts which would reduce the Matching Account balance below the aggregate Employer Profit Sharing contribution amounts allocated to such Member’s Participation Account during the two Plan Years preceding the Plan merger date.

In addition to the withdrawal rights contained in Section 8.2 of the Plan, an Orbit Member who participated in the Orbit Savings Plan may withdraw all or any part of his sub-accounts attributable to his Elective Contribution Account under such plan after attaining age 59½; provided, however, that such a Member may only exercise such withdrawal rights once during every six-month period of a calendar year.

Additional rights and restrictions that apply with respect to such separate sub-accounts are described in the instruments entitled “Merged Orbit Valve Company Employee Savings Plan With and Into Cooper Cameron Retirement Savings Plan” and “Merger of Orbit Valve Company Profit Sharing Plan With and Into Cameron International Corporation Retirement Savings Plan.”

ONESUBSEA LLC
RETIREMENT SAVINGS PLAN

ADDENDUM

FOR EMPLOYEES OF
COOPER ENERGY SERVICES DIVISION PLANT AT PONCA CITY, OKLAHOMA
(NICKLES)

Pursuant to Section 15.8 of the OneSubsea LLC Retirement Savings Plan (“Plan”), this Addendum relates to the Ponca City, Oklahoma plant at the Cooper Energy Services Division (formerly Nickles) of Cameron International Corporation.

A.	SPECIAL ACCOUNT FOR PRIOR PLAN BENEFITS:

A separate sub-account shall be maintained under each Plan Account, with respect to the benefits of a Member that was transferred to the Cameron Plan from the Nickles Machine Corporation Defined Contribution Matching Plan and Trust (the “Nickles Plan”).

In addition to the in service withdrawal rights contained in Section 8.2 of the Plan, such a Member shall be permitted to withdraw all or any part of the separate sub-account portion of his Supplemental Account under the Plan at any time. Further, after he attains age 59½, such a Member shall be permitted to withdraw any amount credited to such separate sub-accounts. Additional forms for distribution of benefits to such Members and their beneficiaries, which were initially preserved in connection with the transfer of account balances from the Nickles Plan to the Cameron Plan, were eliminated in accordance with Treasury Regulation § 1.411(d)-4 Q & A2(e).

ONESUBSEA LLC
RETIREMENT SAVINGS PLAN

ADDENDUM

FOR CERTAIN MEMBERS ELIGIBLE FOR ADDITIONAL CONTRIBUTIONS

Pursuant to Section 15.8 of the OneSubsea LLC Retirement Savings Plan (“Plan”), this Addendum relates to certain Members (the “Eligible Members”) who shall be eligible to receive additional contributions determined as follows:

In addition to the contributions otherwise made pursuant to Article III, the Additional Contributions Account (as defined below) of each Member who was employed by Cooper Industries, Inc. on September 30, 1989, at a facility and in an employment classification set forth on the Cooper Industries, Inc. Additional Retiree Medical Credit Eligibility List, shall be credited with the applicable monthly amount set forth below with respect to such Member; provided, however, that such amount shall be prorated and credited to such Member’s Additional Contributions Account based upon the number of pay periods applicable to such Member in such month during which the Member was employed at a facility and in an employment classification set forth on the Cooper Industries, Inc. Additional Retiree Medical Credit Eligibility List.

Monthly Additional
Member	Credit Amount

Eric Lewis	$19.00
Lynn Duplantis	$15.00

Such additional contributions shall be referred to herein as the “Additional Contributions.” The Additional Contributions of an Employer for any month shall be considered allocated to the Eligible Members’ Additional Contributions Accounts for whom such contributions are made no later than the last day of the Plan Year for which they are made, as determined pursuant to this Addendum. The Additional Contributions shall be credited to an eligible Member’s Additional Contributions Account on the date such Additional Contributions are received by the Trust and shall be invested in the Fund or Funds selected by the Eligible Member in accordance with the provisions of Section 5.2. An Eligible Member shall be 100 percent vested in the balance of his Additional Contributions Account. In the case of an Eligible Member, references in the Plan to a Member’s or Inactive Member’s “Separate Accounts” shall be deemed to include such Member’s Additional Contributions Account. Additional Contributions shall be considered “Annual Additions” under and subject to the limitations of Article XVI. Additional Contributions shall be distributed under the provisions of Articles X and XI in the same manner as an Eligible Member’s Retirement Account.

Notwithstanding anything to the contrary provided in this Addendum, if any Eligible Member is entitled to receive additional Retirement Contributions in an equal monthly amount pursuant to any other Addendum to the Plan, such Eligible Member shall not be eligible to receive Additional Contributions pursuant to this Addendum.

ONESUBSEA LLC
RETIREMENT SAVINGS PLAN

ADDENDUM

WITHDRAWALS OF AND SPECIAL RIGHTS PERTAINING TO PRIOR PLAN AMOUNTS

Pursuant to Sections 8.4 and 15.8 of the OneSubsea LLC Retirement Savings Plan (“Plan”), this Addendum sets forth additional withdrawal rights available to certain Members or Inactive Members whose Separate Accounts include amounts that were transferred to the Plan in a plan merger or plan-to-plan transfer. For purposes of this Addendum, the term “Grandfathered Subaccounts” shall mean the subaccounts under the respective Plan accounts that were created at the time of the applicable plan merger or plan-to-plan transfer for the transferred amounts and earnings thereon in order to preserve optional forms of benefit and rights described in this Addendum.

Petreco International, Inc. 401(k) Profit Sharing Plan

A.           Withdrawals. A Member or Inactive Member who was a participant in the Petreco International, Inc. 401(k) Profit Sharing Plan (the “Petreco Plan”), who had amounts transferred to the Cameron Plan in connection with the merger of the Petreco Plan with and into the Cameron Plan, and who is receiving Compensation from a Controlled Entity may withdraw any or all of his Grandfathered Subaccount (to the extent vested) under his Rollover/Transfer Account under the Plan at any time.

B.            Vesting. Notwithstanding anything to the contrary in the Plan, each Petreco Participant who was employed by Petreco International, Inc. or a member of its controlled group on January 1, 2002 shall have a 100% fully vested and nonforfeitable interest in his Profit Sharing Account under the Plan.

Cooper Cameron Corporation Savings-Investment Plan for Hourly Employees

A.           Withdrawals. A Member or Inactive Member a who was a participant in the Cooper Cameron Corporation Savings-Investment Plan for Hourly Employees (the “Brookshire Plan”), who had amounts transferred to the Cameron Plan in connection with the merger of the Brookshire Plan with and into the Cameron Plan, and who is receiving Compensation from a Controlled Entity may withdraw all (but not less than all) of the balances of his Grandfathered Subaccount(s) (to the extent vested) under his Matching and/or Supplemental Accounts under the Plan at any time. A Member or Inactive Member who makes such a withdrawal shall be suspended from making contributions to the Plan for a period of at least six months after the date of such withdrawal and shall not be permitted to make another withdrawal pursuant to Article VIII of the Plan until he has resumed making Basic Contributions for at least 12 months.

AOP Industries, Inc. 401(k) Plan

A.            Withdrawals. A Member or Inactive Member who was a participant in the AOP Industries, Inc. 401(k) Plan (the “AOP Plan”), who had amounts transferred to the Cameron Plan in connection with the merger of the AOP Plan with and into the Cameron Plan, and who is receiving Compensation from a Controlled Entity may withdraw all or any part of his Grandfathered Subaccount (to the extent vested) under his Rollover/Transfer Account under the Plan at any time.

B.            Vesting. A Member or Inactive Member a who was a participant in the AOP Plan and who had amounts transferred to the Cameron Plan in connection with the merger of the AOP Plan with and into the Cameron Plan shall be vested in his Profit Sharing Account under the Plan in accordance with the vesting schedule set forth in Section 6.4(b) of the AOP Plan provided that such AOP Participant had three or more Years of Vesting Service under the AOP Plan as of the April 8, 2005. In the case of an AOP Participant who did not have three or more Years of Vesting Service under the AOP Plan as of the April 8, 2005, notwithstanding anything in Section 7.2 of the Plan to the contrary, as of April 8, 2005, such participant shall have a Vested Interest in his Profit Sharing Account under the Plan equal to the Vested portion of such participant’s Discretionary Contributions Subaccount under the AOP Plan immediately prior to April 8, 2005 and thereafter his Vested Interest shall increase (but never decrease, except in the case of a loss of Vesting Service pursuant to Section 7.7 of the Plan) in accordance with Section 7.2 of the Plan based on additional years of Vesting Service (if any) earned by such participant after April 8, 2005.

Dresser, Inc. Retirement and Savings Plan

A.           Withdrawals. A Member or Inactive Member who was a participant in the Dresser, Inc. Retirement and Savings Plan (the “Dresser Plan”), who had amounts transferred to the Cameron Plan in connection with a direct plan-to-plan of certain accounts under the Dresser Plan into the Cameron Plan, and who is receiving compensation from a Controlled Entity may withdraw all or any part of the Grandfathered Subaccount portion of his Rollover/Transfer Account, to the extent then vested, at any time.

B.           Vesting. A Member or Inactive Member a who was a participant in the Dresser Plan, who had amounts transferred to the Cameron Plan in connection with the direct plan-to-plan transfer of certain accounts under the Dresser Plan into the Cameron Plan (a “Dresser Transferee”), and who had any amount credited to his Profit Sharing Account under the Dresser Plan as of January 1, 2006 shall be vested in his Profit Sharing Account under the Plan in accordance with the vesting schedule set forth in Sections 8.3(b) and 8.3(c) of the Dresser Plan as of January 1, 2006. The Vested Interest of each Dresser Transferee in all other amounts transferred from the Dresser Plan to the Cameron Plan in connection with such plan-to-plan transfer shall be 100%.

NuFlo Technologies, Inc. 401(k) Plan

A.            Withdrawals. A Member or Inactive Member a who was a participant in the NuFlo Technologies, Inc. 401(k) (the “NuFlo Plan”), who had amounts transferred to the Cameron Plan in connection with the merger of the NuFlo Plan with and into the Cameron Plan, and who is receiving Compensation from a Controlled Entity may withdraw all or any part of his Grandfathered Subaccount (to the extent vested) under his Rollover/Transfer Account under the Plan at any time.

B.            Vesting. A Member or Inactive Member a who was a participant in the NuFlo Plan and who had amounts transferred to the Cameron Plan in connection with the merger of the NuFlo Plan with and into the Cameron Plan shall be vested in his Nonelective Account under the Plan in accordance with the vesting schedule set forth in Section 1.15(b) of the NuFlo Plan Adoption Agreement provided that such participant had three or more Years of Vesting Service under the NuFlo Plan as of January 1, 2006. In the case of a NuFlo Participant who did not have three or more Years of Vesting Service under the NuFlo Plan as of January 1, 2006, then, as of January 1, 2006, such participant shall have a Vested Interest in his Nonelective Account under the Plan equal to the Vested portion of such participant’s Nonelective Employer Contributions subaccount under the NuFlo Plan immediately prior to January 1, 2006, and thereafter his Vested Interest shall increase (but never decrease, except in the case of a loss of Vesting Service pursuant to Section 7.7 of the Plan) in accordance with the vesting schedule in Section 7.2 of the Plan based on additional years of Vesting Service (if any) earned by such participant after January 1, 2006.